                                                                   EXHIBIT 10.56
                                                                   -------------

                             ACQUISITION AGREEMENT

                                    BETWEEN

                           GENERAL ELECTRIC COMPANY,
                            A NEW YORK CORPORATION,

                                      AND

                             POSITRON CORPORATION,
                              A TEXAS CORPORATION

                                 JULY 15, 1996

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----

                                             ARTICLE I

                                        CERTAIN DEFINITIONS
Section 1.1    Certain Definitions........................................................     1

                                             ARTICLE II

                                   AGREEMENT TO SELL AND PURCHASE

Section 2.1    Conveyance of the Transferred Assets; Grant of License.....................     8
Section 2.2    Assumption of Certain Liabilities..........................................     8
Section 2.3    Purchase and Sale of Sub Shares............................................     8
Section 2.4    Purchase Price; Allocation of Purchase Price; Adjustment to Purchase Price;
               Reduction of Accounts Receivable...........................................     9
Section 2.5    Costs and Proration........................................................    12
Section 2.6    Consents to Assignment of Contracts........................................    13

                                            ARTICLE III

                             REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1    Corporate Existence Power and Authority....................................    13
Section 3.2    Authorization; No Violation................................................    14
Section 3.3    Title of Transferred Assets................................................    14
Section 3.4    Owned Realty...............................................................    15
Section 3.5    Leased Realty..............................................................    15
Section 3.6    Personal Property..........................................................    15
Section 3.7    Rights.....................................................................    15
Section 3.8    Insurance..................................................................    17
Section 3.9    Consents and Approvals.....................................................    17
Section 3.10   Compliance with Laws; Litigation; Bankruptcy...............................    17
Section 3.11   Employees..................................................................    18
Section 3.12   Employee Benefit Plans.....................................................    19
Section 3.13   Environmental Matters......................................................    20
Section 3.14   Tax Returns and Tax Liabilities............................................    21

Section 3.15   Accounts Receivable........................................................    21
Section 3.16   Inventory..................................................................    21
Section 3.17   Contracts..................................................................    22
Section 3.18   Brokers or Finders.........................................................    22
Section 3.19   Liabilities to Related Parties.............................................    22
Section 3.20   Permits....................................................................    22
Section 3.21   Transferred Assets Used in Business........................................    23
Section 3.22   Matters Relating to Securities.............................................    23
Section 3.23   Business Relations.........................................................    23
Section 3.24   Warranties.................................................................    24
Section 3.25   Customers..................................................................    24
Section 3.26   Power of Attorney; Agency..................................................    24
Section 3.27   Financial Statements; Material Adverse Change..............................    24
Section 3.28   Sub Financial Statements...................................................    24
Section 3.29   Previously Provided Financial Materials....................................    25
Section 3.30   Sub Shares.................................................................    25
Section 3.31   Sub Capitalization.........................................................    25

                                         ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 4.1    Corporate Existence, Power and Authority...................................    25
Section 4.2    Authorization; No Violation................................................    26
Section 4.3    Consents and Approvals.....................................................    26
Section 4.4    Brokers or Finders.........................................................    26
Section 4.5    Status of Shares...........................................................    27
Section 4.6    Compliance with Laws; Litigation; Bankruptcy...............................    27
Section 4.7    Capitalization.............................................................    27
Section 4.8    Fairness Opinion...........................................................    28
Section 4.9    SEC Reports; Financial Statements..........................................    28

                                            ARTICLE V

                                            COVENANTS

Section 5.1    Operation of Business in Ordinary Course Pending Closing...................    28
Section 5.2    Due Diligence..............................................................    30
Section 5.3    No Solicitations...........................................................    31
Section 5.4    Commercially Reasonable Efforts............................................    32
Section 5.5    Proxy Statement............................................................    32
Section 5.6    Damage or Destruction of Property..........................................    32
Section 5.7    Employees, Benefits, Etc...................................................    33
Section 5.8    Seller's Access to Information.............................................    34

Section 5.9    Public Announcements.......................................................    34
Section 5.10   No Hire....................................................................    34
Section 5.11   Confidentiality............................................................    34
Section 5.12   Financial Statements.......................................................    35
Section 5.13   Repurchase of Unpaid Accounts Receivable...................................    36
Section 5.14   Marketing Materials........................................................    36
Section 5.15   Transition.................................................................    36
Section 5.16   Purchase Orders............................................................    36
Section 5.17   Ownership of Securities....................................................    37
Section 5.18   [Intentionally Omitted]....................................................    38
Section 5.19   Filing or Non-Filing of Section 338 Election...............................    38
Section 5.20   Refund of Sub Taxes........................................................    38

                                  ARTICLE VI

                                  THE CLOSING

Section 6.1    Closing....................................................................    39
Section 6.2    Closing Deliveries of Seller...............................................    39
Section 6.3    Closing Deliveries of Purchaser............................................    40

                                  ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

Section 7.1    Accuracy of Representations and Warranties.................................    41
Section 7.2    Performance................................................................    41
Section 7.3    No Litigation..............................................................    42
Section 7.4    Good Standing Certificates.................................................    42
Section 7.5    No Material Adverse Change.................................................    42
Section 7.6    Deliveries of Seller.......................................................    42
Section 7.7    Personnel..................................................................    42
Section 7.8    Financing..................................................................    42
Section 7.9    Shareholder Approval.......................................................    42
Section 7.10   Consents Obtained..........................................................    42

                                 ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

Section 8.1    Accuracy of Representations and Warranties.................................    43
Section 8.2    Performance................................................................    43
Section 8.3    No litigation..............................................................    43
Section 8.4    Good Standing Certificate..................................................    43

Section 8.5    Deliveries of Purchaser....................................................... 43
Section 8.6    No Material Adverse Change.................................................... 43
Section 8.7    Consents Obtained............................................................. 43

                                              ARTICLE IX

                                   CERTAIN LIABILITIES OF SELLER

Section 9.1    Liabilities and Obligations................................................... 44
Section 9.2    Bulk Transfer Laws............................................................ 44

                                             ARTICLE X

                             INDEMNIFICATION, LIMITATION OF LIABILITY

Section 10.1   Survival of Actions on Representations, Warranties and Covenants.............. 44
Section 10.2   Indemnification by Seller..................................................... 44
Section 10.3   Indemnification by Purchaser.................................................. 45
Section 10.4   Limitation.................................................................... 46
Section 10.5   Settlement of Claims.......................................................... 46

                                            ARTICLE XI

                                        GENERAL PROVISIONS

Section 11.1   Waiver of Conditions to Closing............................................... 47
Section 11.2   Termination................................................................... 48
Section 11.3   Notices....................................................................... 49
Section 11.4   Amendment; Waiver............................................................. 49
Section 11.5   Successors and Assigns........................................................ 50
Section 11.6   Governing Law................................................................. 50
Section 11.7   Invalid Provisions............................................................ 50
Section 11.8   Entire Agreement.............................................................. 50
Section 11.9   Counterparts.................................................................. 50
Section 11.10  Remedies...................................................................... 50
Section 11.11  Dispute Resolution............................................................ 51
Section 11.12  Expenses...................................................................... 52
Section 11.13  Disclosure Schedules, Transferred Assets...................................... 53

SCHEDULES:
---------

2.6       ---       Nonassignable Contracts
3.2(d)    ---       Conflicts of Seller
3.3       ---       Permitted Liens
3.5       ---       Leased Realty
3.6       ---       Personal Property
3.7       ---       Rights
3.9       ---       Authorizations, Consents and Approvals
3.10      ---       Compliance with Laws; Litigation
3.11      ---       Employees
3.12      ---       Employee Benefit Plans
3.15      ---       Accounts Receivable
3.16      ---       Inventory
3.17      ---       Contracts
3.19      ---       Liabilities to Related Parties
3.20      ---       Permits
3.23      ---       Business Relations
3.24      ---       Warranties
3.25      ---       Customers
3.28      ---       Sub Financial Statements
3.29      ---       Previously Delivered Financial Materials
4.2(b)    ---       Conflicts of Purchaser
4.3       ---       Authorizations, Consents and Approvals
4.6       ---       Compliance with Laws; Litigation
4.7       ---       Capitalization
5.1       ---       Operation of Business in Ordinary Course
5.7(b)    ---       Purchaser Obligations Under Benefit Plans


APPENDICES:
----------

Appendix I   ---    Purchased Assets
Appendix II  ---    Assumed Liabilities


EXHIBITS:
--------

Exhibit A    ---    Form of Bill of Sale and Assignment
Exhibit B    ---    Form of License Agreement
Exhibit C    ---    Form of Opinion of Counsel to Seller
Exhibit D    ---    Form of Shareholder Agreement
Exhibit E    ---    Form of Purchase Agreement
Exhibit F    ---    Form of Opinion of Counsel to Purchaser
Exhibit G    ---    Form of Assumption Agreement
Exhibit H    ---    Form of Option Agreement

                             ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT, made and entered into as of the 15th day of July, 1996 (this "Agreement"), is by and between General Electric Company, a New York corporation ("Seller"), and Positron Corporation, a Texas corporation ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller is engaged, both directly and indirectly through Sub (as defined below), in the business of designing, manufacturing, marketing and servicing advanced medical imaging devices utilizing positron emission tomography and cyclotron technologies; and

     WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and accept from Seller, all of the capital stock of Sub and substantially all of the assets of Seller used principally in the conduct of the Business (as defined herein) by Seller, and in connection therewith Purchaser is willing to assume certain specified liabilities of Seller relating to the operation of the Business, all on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS
                              -------------------

     Section 1.1 Certain Definitions. In addition to the terms defined above and
                 -------------------
in other portions of this Agreement, the following words and phrases as used in this Agreement shall have the following meanings, unless the context otherwise requires:

     "ACCOUNTS RECEIVABLE" means all accounts receivable of Sub.

     "ADJUSTMENT DATE" shall have the meaning set forth in Section 2.4(c) hereof.

     "AFFILIATE" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

     "ASSIGNMENT" shall mean the Bill of Sale and Assignment, substantially in the form of EXHIBIT A hereto, to be executed and delivered by Seller as contemplated in Section 6.2(b)(i).

     "ASSUMED LIABILITIES" means the liabilities assumed by Purchaser under
Section 2.2.

     "ASSUMPTION AGREEMENT" shall mean the Assumption Agreement, substantially in the form of EXHIBIT G hereto, to be entered into by and between Seller and Purchaser as contemplated in Sections 6.2(g)(v) and 6.3(f)(iii).

     "BENEFIT PLAN" means any plan, program, trust, contract, policy or arrangement maintained by Seller or any of its Affiliates in which one or more employees of Sub or Seller assigned to the Business as of the date hereof or as of the Closing participate and that provides any pension, retirement, profit sharing, bonus, deferred or incentive compensation, life, health, dental, post-retirement medical, disability, accident, stock option, stock purchase, stock appreciation, severance payments, fringe benefits, vacation pay, holiday pay, sick pay or similar benefit to employees (whether active or retired) of Seller or Sub, including any such plan, program, trust, contract, policy or arrangement which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "BUSINESS" means the businesses which are conducted by the Seller, both directly and indirectly through Sub, which involve or are related to the design and manufacture of PET Products; provided, however, that the term "Business" as
                                 --------  -------
used in this Agreement shall not be deemed to include Seller's business of marketing and servicing PET Products or the business of designing, engineering, manufacturing, marketing or servicing medical imaging devices other than PET Products.

     "CASH CONSIDERATION" has the meaning set forth in Section 2.4(a).

     "CLOSING" means the consummation of the acquisition of the Sub Shares and the Transferred Assets, the assumption of the Assumed Liabilities and the other transactions contemplated by this Agreement, as further described in Article VI.

     "CLOSING DATE" means the date of the Closing as described in Section 6.1.

     "COMMON STOCK" shall mean the Common Stock of Purchaser, par value $0.01 per share.

     "COMPANY REPORTS" has the meaning set forth in Section 4.9.

     "CONTRACTS" means all material contracts, employment contracts, confidentiality agreements, licenses, Leases and all other agreements and commitments, written or oral, principally relating to the Transferred Assets or the Business.

     "COSTS AND EXPENSES" has the meaning set forth in Section 2.4(c).

     "COVENANT TO NOT COMPETE" shall mean the covenant of Seller set forth in
Section 1(d) of the Purchase Agreement.

     "DISCLOSING PARTY" has the meaning set forth in Section 5.11(a) of this Agreement.

     "ENVIRONMENTAL LAWS" mean all United States and foreign, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     "ENVIRONMENTAL VIOLATION" shall mean any violation of Environmental Laws.

     "EQUIPMENT" means all machinery, equipment, spare parts, vehicles, tools, computers, fixtures and supplies owned or held by Sub or by Seller and used principally in the conduct of the Business.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations promulgated thereunder.

     "FINAL ALLOCATION" has the meaning set forth in Section 2.4(b).

     "FINAL TERMINATION DATE" has the meaning set forth in Section 11.2(a).

     "FINANCIAL STATEMENT DELIVERY DATE" shall mean the date on which Seller delivers to Purchaser pursuant to Section 5.12 the final version of the Financial Statements in such form as the SEC approves to be included in the Proxy Statement.

     "FINANCIAL STATEMENTS" shall mean such financial statements, prepared in accordance with all applicable requirements of Regulation S-X (17 C.F.R. Part
210), covering Sub and the Business as conducted by both Seller and Sub as (i) are required under the Securities Act to be included in the Proxy Statement and
(ii) Seller is capable of preparing using commercially reasonable efforts.

     "HAZARDOUS SUBSTANCE(S)" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, and compressors or other equipment that contain polychlorinated biphenyls ("PCBs"); and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law.

     "INVENTORY" means all inventory owned by Seller principally relating to the Business and all inventory owned by Sub, including, without limitation, all inventory of raw materials or supplies, components, work in process and finished products.

     "LEASED EQUIPMENT" means all personal property leased by Seller and used by Seller principally in the conduct of the Business and all personal property leased by Sub, together with any options to purchase any such personal property, and all security deposits in connection therewith.

     "LEASED REALTY" means Leases of real property listed in Schedule 3.5,
                                                             ------------
together with any options to purchase the real property covered by such Leases, all leasehold improvements thereon owned by Seller or Sub (subject to the rights of the lessor in such leasehold improvements), and all security deposits in connection therewith.

     "LEASES" means all leases or subleases pursuant to which Sub or Seller leases Leased Equipment or Leased Realty.

     "LICENSE" shall mean the license to be granted pursuant to the License Agreement.

     "LICENSE AGREEMENT" shall mean the Patent and Technical Information License Agreement, substantially in the form of EXHIBIT B attached hereto, to be entered into by and between Seller and Purchaser as contemplated in Sections 6.2(g)(iv) and 6.3(f)(v).

     "LICENSED RIGHTS" shall mean the "Licensed Patents" and the "Technical Information," as such terms are defined in the License Agreement.

     "LIENS" means all liens, charges assessments, escrows, encumbrances, pledges, options, rights of first refusal, mortgages, indentures, easements, licenses, conditional sales contracts, title retention arrangements, security agreements or other security interests, including but not limited to Tax liens and liens held by the PBGC.

     "MATERIAL ASSETS" has the meaning set forth in Section 5.6 of this Agreement.

     "NET ASSET VALUE" has the meaning set forth in Section 2.4(c) of this Agreement.

     "NET ASSET VALUE SURPLUS" has the meaning set forth in Section 2.4(d) of this Agreement.

     "NONASSIGNABLE CONTRACT" has the meaning set forth in Section 2.6 of this Agreement.

     "OPTION AGREEMENT" shall mean the Option Agreement, substantially in the form of EXHIBIT H attached hereto, to be entered into by and between Seller and Purchaser as contemplated in Sections 6.2(g)(iii) and 6.3(f)(iv).

     "OPTION SHARES" shall mean a number of shares of the Company's Common Stock which would equal fifteen percent (15%) of the number of shares of Common Stock outstanding immediately after the Closing and assuming the issuance and full exercise of the Seller Option. For purposes of this calculation, the following shall be deemed outstanding immediately after the Closing: (i) the shares of Common Stock issuable upon conversion of all shares of Preferred Stock or any other convertible preferred stock of the Purchaser then outstanding, (ii) all of the Shares, and

(iii) all shares of Common Stock issuable upon exercise of outstanding options, warrants, calls, rights, commitments or other agreements of any character whatsoever which may, at that time or thereafter, obligate Purchaser to issue or sell any additional shares of Common Stock, except for such shares as are issuable pursuant to any employee stock option plan of Purchaser.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERMITS" means permits, franchises, licenses, approvals, and authorizations by governmental authorities required in connection with the operation of the Business and/or the ownership, use or possession of the Transferred Assets.

     "PERMITTED LIENS" means those Liens set forth on Schedule 3.3 hereto.
                                                      ------------

     "PERSON" means a natural person or any legal, commercial or governmental entity including, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, or any person acting in a representative capacity.

     "PET PRODUCTS" has the meaning set forth in Section 1(a) of the Purchase Agreement.

     "PREFERRED STOCK" shall mean the Series A 8% Cumulative Convertible Redeemable Preferred Stock of Purchaser, par value $1.00 per share, and the Series B 8% Cumulative Convertible Redeemable Preferred Stock of Purchaser, par value $1.00 per share.

     "PRELIMINARY ALLOCATION" has the meaning set forth in Section 2.4(b).

     "PROXY STATEMENT" shall mean the proxy statement on Schedule 14A to be filed with the SEC and in the form delivered to Purchaser's shareholders in connection with the Shareholder Approval.

     "PURCHASE AGREEMENT" shall mean the Purchase and Distribution Agreement, substantially in the form of EXHIBIT E attached hereto, to be entered into by and between Seller and Purchaser as contemplated in Sections 6.2(g)(ii) and 6.3(f)(ii).

     "PURCHASE PRICE" means the purchase price for the Sub Shares, the Transferred Assets, the Licensed Rights and the Covenant to Not Compete as determined under Section 2.4.

     "PURCHASER" has the meaning set forth in the first paragraph of this Agreement.

     "RECEIVING PARTY" has the meaning set forth in Section 5.11(a) of this Agreement.

     "RECORDS" means all books and records principally related to the operation of the Business, including, without limitation, all files of Seller or Sub related to the Transferred Assets; lists of suppliers and customers of the Business; plans, drawings, records and information with respect to production, product development, customer specifications, costs, supplies, machinery, and equipment; data and correspondence; sales, promotional, marketing and advertising materials; maintenance charts; operating manuals; third party warranties; accounting records; purchasing materials; shipping materials; technical documentation; and research files and similar or related materials in Seller's or Sub's possession principally related to the Business or the design, manufacture, maintenance and operation of the Transferred Assets, whether current or historical.

     "REFERENCE AMOUNT" has the meaning set forth in Section 2.4(c).

     "RELEASE(S)" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     "RIGHTS" means all inventions, technical and business know-how, Trade Secrets, ideas, Software, designs, creations, proprietary data (whether patentable or not), and original designs and works (whether subject to copyright or patent protection or not), patents, patent applications, copyrights, copyright registrations and applications, trademarks, service marks, trade names, service names, slogans, assumed names and logos, registrations and applications for registration therefor granted to or from either of the Seller or Sub which are owned by or licensed to Seller or Sub and principally used in the conduct of the Business as well as all renewals and extensions thereof. The term "Rights" shall not include any rights to the use of the name, trademark or service mark "General Electric," "General Electric Medical Systems," "GE," the "GE" monogram, the "GE" signature mark or any variation or derivation thereof or to the expression "we bring good things to life."

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "SECURITIES" shall mean the collective reference to the Shares, the Seller Option and the Option Shares.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     "SELLER" shall have the meaning set forth in the first paragraph of this Agreement.

     "SELLER OPTION" shall mean the option to purchase the Option Shares to be granted by Purchaser to Seller pursuant to the Option Agreement.

     "SHAREHOLDER AGREEMENT" shall mean the Shareholder Agreement, substantially in the form of EXHIBIT D attached hereto, to be entered into by and between Seller and Purchaser as contemplated in Section 6.2(g)(i) and 6.3(f)(ii).

     "SHAREHOLDER APPROVAL" shall mean the approval of all of the following actions by the holders of a number of shares of Common Stock and Preferred Stock having no less than the minimum number of votes required to approve such actions under the applicable rules of the

National Association of Securities Dealers Automated Quotation Stock Market and the provisions of Purchaser's Articles of Incorporation and bylaws: (i) the amendment to Purchaser's Articles of Incorporation to increase the authorized shares of capital stock of Purchaser in an amount sufficient to allow the issuance of the Shares, the Option Shares and the securities, if any, to be issued by Purchaser in connection with the financing of the transactions contemplated in this Agreement; (ii) the issuance of the Seller Option and the Shares to Seller and the securities, if any, to be issued by Purchaser in connection with the financing of the transactions contemplated in this Agreement; and (iii) any other matter which requires the approval of Purchaser's shareholders in order to consummate the transactions contemplated in this Agreement.

     "SHARES" shall mean a number of shares of Purchaser's Common Stock which would equal ten percent (10%) of the number of shares of Common Stock outstanding immediately after the Closing and assuming the issuance of such Shares to Seller as contemplated in Sections 2.4(a) and 6.3(d). For purposes of this calculation, the following shall be deemed outstanding immediately after the Closing: (i) the shares of Common Stock issuable upon conversion of all shares of Preferred Stock or any other convertible preferred stock of the Purchaser then outstanding, (ii) the shares of Common Stock issuable upon the issuance and full exercise of the Seller Option, and (iii) all shares of Common Stock issuable upon exercise of outstanding options, warrants, calls, rights, commitments or other agreements of any character whatsoever which may, at that time or thereafter, obligate Purchaser to issue or sell any additional shares of Common Stock, except for such shares as are issuable pursuant to any employee stock option plan of Purchaser.

     "SOFTWARE" means all computer programs or other computer software owned, leased or licensed by the Seller and used principally in the conduct of the Business or owned, leased or licensed by Sub, including without limitation the software products listed in Schedule 3.7, and the source codes relating thereto.
                            ------------

     "SUB" means GEMS PET Systems AB, a Swedish corporation.

     "SUB CASH" means all of Sub's cash or cash equivalents including, without limitation, cash on deposit in financial institutions (including cash on deposit with Seller or other Affiliates of Seller for cash management), money market funds, certificates of deposit, commercial paper, marketable securities, treasury bills and other similar instruments and investments.

     "SUB FINANCIAL STATEMENTS" has the meaning set forth in Section 3.28.

     "SUB SHARES" has the meaning set forth in Section 2.3.

     "TAX" or "TAXES" shall mean any United States or foreign federal, state, or local income, payroll, ad valorem, value added, excise, sales, use, occupancy, real estate, capital stock, franchise or other Tax of any kind or any other governmental charge, including any interest, fines, penalties, and additions relating to any such Tax.

     "TAX RETURN" shall include any statement, form, return, or other document relating to the Business or the Transferred Assets and required to be supplied to a taxing authority in connection with Taxes.

     "TRADE SECRETS" means all trade secrets, know-how, processes, procedures, research records, studies or surveys and market surveys owned by Seller and principally related to the Business or the Transferred Assets or owned by Sub, including, without limitation, the future results of any research, study, survey or market study that is currently being conducted or for which commitments to conduct have been obtained.

     "TRANSFERRED ASSETS" has the meaning set forth in Section 2.1.

     "TRANSACTION DOCUMENTS" means this Agreement, the Shareholder Agreement, the Purchase Agreement, the Option Agreement, the License Agreement, the Assumption Agreement, the Assignment and any other documents or instruments executed in connection therewith.

     "TRANSITION PLAN" has the meaning set forth in Section 5.15.


                                  ARTICLE II

                        AGREEMENT TO SELL AND PURCHASE
                        ------------------------------

     Section 2.1    Conveyance of the Transferred Assets; Grant of License. On
                    -----------------------------------------------------
the Closing Date, upon and subject to the terms and conditions set forth herein, Seller shall sell, transfer, assign and convey to Purchaser free and clear of any Liens other than Permitted Liens, and Purchaser shall purchase and accept from Seller, all of the assets, properties, and rights owned, leased or held by Seller that are listed in Appendix I hereto (the "Transferred Assets").
                          ----------

     Section 2.2    Assumption of Certain Liabilities. Upon the Closing and
                    ---------------------------------
subject to the terms and conditions set forth herein, Purchaser agrees to assume, pay, perform and discharge when due, all liabilities and obligations of Seller that are listed on Appendix II hereto (collectively, the "Assumed
                       --------------
Liabilities"). Other than the Assumed Liabilities, Purchaser does not agree to, and neither this Agreement nor the Assumption Agreement shall obligate Purchaser to, pay, assume, perform, or discharge any claim, demand, liability or obligation of Seller of any kind whatsoever (whether direct or indirect, absolute or contingent, known or unknown, matured or unmatured, or otherwise) including without limitation unpaid Taxes or Benefit Plan obligations. This
Section 2.2 is not intended to and shall not benefit any Person other than Seller and Purchaser. Nothing in this Section 2.2 shall create or be construed as creating any third party beneficiary right in any Person.

     Section 2.3    Purchase and Sale of Sub Share. On the Closing Date, upon
                    ------------------------------
and subject to the terms and conditions set forth herein, Seller shall sell, transfer, assign and convey to Purchaser free and clear of any Liens, and Purchaser shall purchase and accept from Seller, all of the outstanding shares of capital stock of Sub (the "Sub Shares").

     Section 2.4  Purchase Price; Allocation of Purchase Price; Adjustment to
                  -----------------------------------------------------------
Purchase Price; Reduction of Accounts Receivable.
------------------------------------------------

          (a) The purchase price of the Sub Shares, the Transferred Assets, the License and the Covenant to Not Compete (the "Purchase Price") shall be (i) the sum of $25,000,000, as adjusted in accordance with the terms of Section 2.4(c) (the "Cash Consideration"); (ii) the Shares; (iii) the Seller Option; and (iv) assumption of the Assumed Liabilities.

          (b) Within ninety (90) days after the Closing, Purchaser and Seller shall use commercially reasonable efforts to agree upon (1) a statement of the value of the Shares and the Seller Option as of the Closing Date, and (2) a statement of the allocation (the "Final Allocation") of the consideration (as defined in Treas. Reg. (S)1.1060-1T(c)) for the Sub Shares, the Transferred Assets, the License and the Covenant to Not Compete and, upon such agreement, each party shall use the Final Allocation for all financial and Tax reporting purposes, including on any Form 8594 required to be filed by either. The Final Allocation shall be made reasonably and in conformity with Treas. Reg.
(S)1.1060-1T.

          (c) For purposes of this Agreement "Net Asset Value" shall mean the sum of (i) the aggregate cost to the Seller and Sub of the Inventory calculated pursuant to Section 2.4(c)(i), plus (ii) the balance on the Closing Date of the Accounts Receivable determined in accordance with Section 2.4(c)(ii), plus (iii) the balance on the Closing Date of the Sub Cash determined in accordance with
Section 2.4(c)(iii), plus (iv) the book value on the Closing Date of all deferred charges of Sub determined in accordance with Section 2.4(c)(iv), minus
(v) the book value on the Closing Date of all liabilities of Sub determined in accordance with Section 2.4(c)(v). Such adjustment shall be made upon the date of the final determination or settlement of the matters described in Sections 2.4(c)(i), 2.4(c)(ii), 2.4(c)(iii), 2.4(c)(iv) and 2.4(c)(v) (the "Adjustment
Date"). If the Net Asset Value exceeds $4,825,000 (the "Reference Amount"), the Cash Consideration shall not be adjusted. If the Net Asset Value is less than the Reference Amount, the Cash Consideration shall be decreased by the amount of such deficiency. Seller shall be obligated to pay to Purchaser the amount of any adjustment to the Cash Consideration required pursuant to this Section 2.4(c) in cash, by certified or cashier's check, or by immediately available wire transferred funds within 30 days after the Closing (subject to extension solely for the purpose of resolving disagreements between the parties). If the Cash Consideration is adjusted as set forth in this Section 2.4(c), the parties agree that such adjustment shall be allocated in such a manner as is agreed upon between Seller and Purchaser in conformity with Treas. Reg. (S) 1.1060-1T.


               (i)   INVENTORY.  On the day prior to the Closing Date, the
                     ---------
     Seller, Purchaser and their respective representatives shall perform a physical inventory by actually counting and inspecting items in the Inventory and calculating the cost of such items, as of the close of business on the day prior to the Closing Date. Pursuant to such physical verification, the Seller and Purchaser shall determine which items are not in usable or, if normally held for resale, resalable condition due to damage, obsolescence or any other reason. The Seller shall determine the cost on a first-in, first-out basis of each such item in accordance with generally accepted accounting principles consistently applied. The aggregate cost of the Inventory for purposes of determining Net Asset Value shall be the aggregate cost to the Seller and Sub of all items of Inventory in usable or, if normally held for resale, resalable condition as of the close of business on the day prior to the Closing Date as finally determined pursuant to this paragraph
     (i). At the Closing, Seller shall deliver to the Purchaser a written statement setting forth an itemization of the cost thereof as determined above. Purchaser or its representatives shall have the right to verify the quantities, cost and usable or, if normally held for resale, resalable condition of the items included in such written statement. If within 15 days following delivery of such statement the Purchaser shall not have objected in writing to such statement, the same shall become final and binding on the parties. If within such 15 day period Purchaser objects to such statement and the parties are unable to agree in good faith as to any portion of such statement, then the parties shall submit such dispute for resolution as described in Section 11.11. All items of Inventory deemed not to be in usable or, if normally held for resale, resalable condition shall not be included in the Inventory to be transferred to Purchaser at closing and shall remain the property of Seller.

               (ii)   ACCOUNTS RECEIVABLE.  At the Closing, Seller shall
                      -------------------
     deliver to Purchaser a written schedule setting forth a listing and aging, as of the close of business on the Closing Date, of all Accounts Receivable. The Accounts Receivable to be reflected on such schedule shall not include those which have been referred to legal counsel or a collection agency for collection or which Seller in good faith has reason to believe will not be collectible when due, it being understood and agreed that such accounts receivable are to be transferred to Seller. If within 15 days following the delivery of such written schedule by the Seller, the Purchaser shall not have objected in writing to such schedule, the same shall become final and binding on the parties. If within such 15 day period Purchaser objects to such schedule and the parties are unable to agree in good faith as to any portion of such schedule, then the parties shall submit such dispute for resolution as described in Section 11.11. The balance of the Accounts Receivable for purposes of determining Net Asset value shall be the amount as finally determined pursuant to this paragraph
     (ii). Purchaser hereby agrees to forward promptly to Seller any amounts received by it following the Closing in respect of any Accounts Receivable which are transferred to Seller pursuant to the terms hereof, and Seller hereby agrees to promptly forward to Purchaser any amounts received by it following the Closing in respect of any Accounts Receivable included in the Net Asset Value which are not transferred to Seller pursuant to the terms hereof.

               (iii)  SUB CASH.  At the Closing, Seller shall deliver to
                      --------
     Purchaser a written schedule setting forth the balance of Sub Cash as of the close of business on the Closing Date. If within 15 days following the delivery of such written schedule by Seller, the Purchaser shall not have objected in writing to such schedule, the same shall become final and binding on the parties. If within such 15-day period

     Purchaser objects to such schedule and the parties are unable to agree in good faith as to any portion of such schedule, then the parties shall submit such dispute for resolution as described in
     Section 11.11. The balance of the Sub Cash for purposes of determining Net Asset Value shall be the amount as finally determined pursuant to this paragraph (iii).

               (iv)   DEFERRED CHARGES.  At the Closing, Seller
                      ----------------
     shall deliver to Purchaser a written schedule setting forth the book value, if any, determined in accordance with generally accepted accounting principles, of all deferred charges of Sub, as of the close of business on the Closing Date. If within 15 days following the delivery of such written schedule by Seller, the Purchaser shall not have objected in writing to such schedule, the same shall become final and binding on the parties. If within such 15-day period Purchaser objects to such schedule and the parties are unable to agree in good faith as to any portion of such schedule, then the parties shall submit such dispute for resolution as described in Section 11.11. The book value of all deferred charges of Sub for purposes of determining Net Asset Value shall be the amount as finally determined pursuant to this paragraph (iv).

               (v)    SUB LIABILITIES.  At the Closing, Seller shall
                      ---------------
     deliver to Purchaser a written schedule setting forth the book value, if any, determined in accordance with generally accepted accounting principles, of all liabilities of Sub as of the close of business on the Closing Date. If within 15 days following the delivery of such written schedule by Seller, the Purchaser shall not have objected in writing to such schedule, the same shall become final and binding on the parties. If within such 15-day period Purchaser objects to such schedule and the parties are unable to agree in good faith as to any portion of such schedule, then the parties shall submit such dispute for resolution as described in Section 11.11. The book value of all liabilities of Sub for purposes of determining Net Asset Value shall be the amount as finally determined pursuant to this paragraph (v).

          (d) If the Net Asset Value exceeds the Reference Amount, a portion of the Accounts Receivable, Sub Cash and Inventory, in that order, up to the total balance thereof on the Closing Date, equal in dollar amount to the amount of such excess (the "Net Asset Value Surplus") shall be transferred to Seller. If the Net Asset Value Surplus exceeds the aggregate balance of Accounts Receivable, Sub Cash and Inventory on the Closing Date, no adjustment shall be made to the Purchase Price and no further adjustment to, or conveyance of, assets comprising a portion of the Transferred Assets or Sub's assets shall be made. Notwithstanding the provisions set forth in Section 5.1, prior to Closing Seller may, after notifying and obtaining the consent of Purchaser (which consent shall not be unreasonably withheld or delayed), dispose of, or cause Sub to distribute to Seller or otherwise dispose of, Accounts Receivable, Sub Cash or Inventory, or to repay or otherwise remove Sub liabilities, in such amount as is necessary to assure that the Net Asset Value will not exceed the Reference Amount.

     Section 2.5    Cost and Proration.
     -----------    ------------------

          (a) Seller shall pay any sales, use, value added, excise or similar transfer Taxes, any documents or revenue stamps and any transfer, real estate conveyance, recording or similar fees and charges arising in connection with the transfer of the Transferred Assets, the purchase of the Sub Shares, the grant of the License or the assumption of the Assumed Liabilities. Seller will pay such Taxes, fees and charges without regard to whether Seller or Purchaser would otherwise be liable for such Taxes, fees and charges in the absence of this Section 2.5(a).

          (b) At or prior to Closing, Seller shall pay any fees and expenses in connection with the prepayment, release, satisfaction or removal of any Liens affecting the Sub Shares or the Transferred Assets to be conveyed hereunder other than Permitted Liens, including without limitation, any applicable loan prepayment penalties and release fees.

          (c) Any of the following types of costs and expenses shall be prorated as of the Closing Date as follows:

                    (i) "Cost and Expenses" shall mean all costs and expenses related to any (1) Contracts, (2) Permits, (3) insurance premiums for policies being assumed by Purchaser hereunder, if any, or (4) utility or similar regular periodic charges respecting the Transferred Assets or the Business for which a final billing has not been received by Seller, where such costs and expenses cover a period of time both prior and subsequent to the Closing. Any payments made in respect of the Costs and Expenses shall be prorated between Seller and Purchaser on the basis of the actual number of days elapsed from the first days of such period to the Closing Date. On or before the date which is thirty (30) days after the Closing Date, the parties hereto shall determine the amount of all of the Costs and Expenses. If Purchaser pays any of the Costs and Expenses for which Seller is responsible, Seller shall, within five (5) days of the date of such determination, reimburse Purchaser the amount of such Costs and Expenses. If Seller pays any of the Costs and Expenses for which Purchaser is responsible, Purchaser shall, within five (5) days of the date of such determination, reimburse Seller the amount of such Costs and Expenses.

                    (ii) All property Taxes and special assessments payable but not yet due with respect to any of the Transferred Assets shall be prorated between Seller and Purchaser on the basis of actual days elapsed between the commencement of the current fiscal Tax year and the Closing Date, based on a 365-day year, provided, however, that all such assessments which Seller has agreed to pay on an installment basis shall be paid in full at or prior to the Closing date. In connection with such proration of Taxes and assessments, in the event that actual Tax or assessment figures for the year of Closing are not available at the Closing Date, an estimated, provisional proration of Taxes and assessments shall be made using Tax and assessment figures from the preceding year and the Purchase Price shall be reduced by Seller's prorated amount of such Taxes and assessments. When actual Tax and assessment figures for the year of Closing become available, a corrected and definitive proration of Taxes and assessments shall be promptly made by Purchaser. In the event that Taxes and assessments for the year of Closing exceed the amount estimated in such provisional proration, Seller shall pay Purchaser its pro rata share of the amount by which the actual Taxes and assessments exceeded the estimated Taxes and assessments within five (5) days following delivery to Seller of the definitive proration. Similarly, in the event that Taxes and assessments for the year of Closing are less than the amount estimated in such provisional proration, Purchaser shall pay Seller its pro rata share of the amount by which the estimated
     Taxes and assessments exceeded the actual Taxes and assessments within five (5) days following determination of the definitive proration.

     Section 2.6    Consents to Assignment of Contracts.  Schedule 2.6 hereto
                    -----------------------------------   ------------
lists each Contract which, by its terms or by law, may not be assigned without the consent of any other party or parties or as to which all rights or remedies available to Seller thereunder would not by law pass to Purchaser upon the consummation of the transactions provided for in this Agreement (a "Nonassignable Contract"). Nothing in this Agreement shall be construed as an attempt by Seller to assign to Purchaser pursuant to this Agreement any Nonassignable Contract unless such consent or approval shall have been given, and from the date hereof through the Closing Date, Seller shall use its commercially reasonable efforts to obtain all of such consents and approvals. If any such consent or approval in respect of, or a novation of, a Nonassignable Contract shall not have been obtained on or before the Closing Date and the Closing occurs, to the extent lawful, practicable and reasonable in the circumstances, Seller, at the request and under the direction of Purchaser, shall use its commercially reasonable efforts, including the obtaining of any such necessary consent or approval after the Closing, to assure that the rights under such Nonassignable Contracts shall be preserved for the benefit of Purchaser. Purchaser shall indemnify and hold harmless Seller for any loss, cost, claim, damage, liability or expense which Seller may suffer or incur in performing its obligations set forth in the preceding sentence.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ---------------------------------------

     Seller hereby represents and warrants to Purchaser as follows:

     Section 3.1    Corporate Existence Power and Authority.
                    ---------------------------------------

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller has all requisite corporate power and authority to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to be executed and delivered by it hereunder. Seller has all requisite corporate power to own its property and carry on the Business as now being conducted. Seller is qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Business or the Transferred Assets. Other than its ownership of Sub, Seller has no equity ownership in any partnership, corporation, joint venture or any other entity which conducts any activities relating to the Business.

               (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of Sweden. Sub has all requisite corporate power and authority to own its property and carry on its business as now being conducted. Sub is qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on Sub's business as now being conducted. Sub does not engage in any business activities other than the conduct of the Business. Sub has no equity ownership in any partnership, corporation, joint venture or any other entity which conducts any activities relating to the Business.

     Section 3.2    Authorization; No Violation.
                    ---------------------------

               (a) The execution, delivery and performance of this Agreement and the other Transaction Documents to be executed and delivered by it hereunder have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (b)  Except as disclosed in Schedule 3.2(b), neither the execution and
                                      ---------------
delivery of this Agreement or the other Transaction Documents by Seller, nor the consummation by Seller of the transactions contemplated hereby or thereby, does or will, after the giving of notice or the lapse of time or otherwise, (i) conflict with, result in a breach of, or constitute a default under the articles of incorporation, bylaws or other charter documents of Seller or Sub, (ii) conflict with, violate or result in the creation of any Lien upon the Sub Shares or any of the Transferred Assets under any United States or foreign federal, state or local law, rule or regulation or any court or administrative order, judgment, process or decree, or (iii) result in a breach or violation of, constitute a default under, result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Sub Shares or the Transferred Assets under, any Contract or Permit except for such conflicts, breaches, violations, defaults, terminations or accelerations under such Contracts or Permits which individually or in the aggregate could not be reasonably expected to have a material adverse effect on the Business, the Transferred Assets or Purchaser's ability to conduct the Business (directly or indirectly through Sub) after Closing in substantially the same manner as the Business is presently conducted by Seller and Sub.

          (c) Neither Seller nor Sub is a party to, or subject to or bound by, any judgment, injunction or decree of any United States or foreign federal, state or local court or governmental authority which may materially restrict or interfere with Seller's performance of this Agreement.

     Section 3.3    Title to Transferred Assets.  Except as set forth on
                    ---------------------------
Schedule 3.3. Seller has, and shall convey to Purchaser at the Closing, good and
------------
marketable title to or, with respect only to the Leased Equipment, a valid leasehold interest in, all of the Transferred Assets, free and clear of all Liens. There are no other parties in possession of any portion of the Transferred Assets.

     Section 3.4    Owned Realty.  Sub does not own any real property.
                    ------------

     Section 3.5    Leased Realty.  The only real property leased by Sub in
                    -------------
connection with the conduct of the Business is the real property leased pursuant to the Leases listed in Schedule 3.5. A copy of each of these Leases, as
                        ------------
currently in effect, has been, or within fifteen (15) days after the date of this Agreement will be, made available to Purchaser. Assuming the other party to each such Lease has validly authorized and executed such Lease, each such Lease is valid and in full force and effect on the date hereof. To the knowledge of Seller or Sub, the other party to each such Lease has validly authorized and executed such Lease and such Lease is enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally. Neither Sub, nor, to the knowledge of Seller or Sub, any other party is in default under any such Lease nor is there any event which, with notice or lapse of time, or both, would constitute a default thereunder by Sub or, to the knowledge of Seller of Sub, any other party thereto. Neither Seller nor Sub has received notice that any party to any such Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

     Section 3.6    Personal Property.
                    -----------------

          (a)  Schedule 3.6 contains a complete and accurate list, as of the
               ------------
date hereof, of all Equipment and Leased Equipment.

          (b)   The items of Equipment and Leased Equipment and Leased listed in
Schedule 3.6 are in good operating condition and repair, reasonable wear and
------------
tear excepted (or are currently covered by a service contract that will cover the repair of such condition at no cost to Purchaser), and are reasonably fit and useable for the purposes for which they are being used, reasonably sufficient for the current operations of the Business and conform in all material respects with all applicable United States and foreign federal, state and local ordinances, regulations and laws.

     Section 3.7    Rights.  A list of all Rights is set forth on Schedule 3.7.
                    ------                                        -------------

          (a)  Schedule 3.7(a) lists all United States and foreign patents and
               ---------------
patent applications owned by Seller and principally related to the Transferred Assets or the Business or owned by Sub, and all of such patents and patent applications have been duly issued by or filed with, as applicable, the governmental agency or agencies shown on Schedule 3.7(a).
                                         ---------------

          (b)  Schedule 3.7(b) lists (i) all registered United States, foreign
               ---------------
and state trademarks and service marks owned by Seller and principally related to the Transferred Assets or the Business, or owned by Sub, and (ii) all United States, foreign and state trademarks and service marks owned by Seller and principally related to the Transferred Assets or the Business, or owned by Sub, for which application has been made. The trademarks and service marks listed as being registered are still in use, have been timely renewed and are in full force and effect. All applications for trademarks or service marks listed in Schedule
                                                                   --------
3.7(b) are pending in the trademark offices of the jurisdictions shown in
------
Schedule 3.7(b).
---------------

          (c)  Schedule 3.7(c) lists (i) all United States and foreign copyright
               ---------------
registrations issued to Seller and principally related to the Transferred Assets or the Business, or issued to Sub, and (ii) all United States and foreign copyright applications made by Seller which are principally related to the Transferred Assets or the Business, or made by Sub.

          (d)  Schedule 3.7(d) lists all licenses granted from or to Seller or
               ---------------
Sub with respect to any Rights and all other agreements relating to the Rights or to which the Rights are subject. All such licenses and agreements are valid and enforceable. Each of Seller and Sub has performed in all material respects its obligations imposed upon it thereunder, and neither Seller or Sub nor, to the knowledge of Seller or Sub, any other party thereto, is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by Seller or Sub or, to the knowledge of Seller or Sub, any other party thereto. To the knowledge of Seller and Sub, the other party to each such agreement validly authorized and executed such agreement and such agreement is enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally. Except as set forth in Schedule 3.7(d), neither
                                                    ---------------
Seller nor Sub has received notice that any party to any such agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

          (e)  Schedule 3.7(e) lists all computer programs or other computer
               ---------------
software (i) owned, leased or licensed by Seller and principally related to the Transferred Assets or used principally in the conduct of the Business or (ii) owned, leased or licensed by Sub.

          (f) In the operation of the Business, neither Seller nor Sub infringes any patents or copyrights of any other Person. In the operation of the Business, neither Seller nor Sub infringes any trademark, trade name or service mark of any other Person. Except as set forth on Schedule 3.7(f), either Seller
                                                 ---------------
or Sub, as the case may be, has good and marketable title to each of the Rights and each of the Rights is free of any Lien or contractual obligation of Seller or Sub to pay any royalty or other payment for the use, reproduction, or other disposition thereof, and such use, reproduction, or other disposition will not infringe or violate any patents or copyrights of any other Person. Neither Seller nor Sub is aware of any infringement by any other person of any of the Rights.

          (g) The expiration date or renewal rights, if any, of the Rights are set forth on Schedule 3.7(g). None of the Rights is subject to any pending or,
             ---------------
to the knowledge of Seller or Sub, threatened challenge or reversion.

          (h) Pursuant to the terms of any Contract, Permit or other document relating to the Rights, Seller has the authority to transfer the Rights listed in Section 3.7 of Appendix I hereto to Purchaser as contemplated herein. Except
   -----------    -----------------
as set forth on Schedule 3.7(h), the consummation of
                ---------------
the transactions contemplated by this Agreement will not result in any change in the terms or provisions of any Rights or create any right of termination, cancellation or reversion with respect thereto.

          (i)  Except as described in Section 3.7(i), there is no claim, action,
                                      --------------
suit, proceeding, arbitration, grievance or governmental investigation pending or, to the knowledge of Seller or Sub, threatened which could reasonably be expected to materially interfere with Sub's or Purchaser's right to use and enjoy the Rights (including Trade Secrets) upon the transfer to Purchaser at Closing of (x) the Sub Shares, and (y) the Rights listed in Section 3.7 of Appendix I hereto.
----------

          (j) Seller has all necessary right, power and authority to grant to Purchaser the License to the Licensed Rights as contemplated in the License Agreement. Upon execution and delivery of the License Agreement by Seller and Purchaser, Purchaser shall be entitled to the use and benefits of the Licensed Rights upon the terms and conditions set forth in the License Agreement.

     Section 3.8    Insurance.  All of the assets of Sub and the Transferred
                    ---------
Assets that are of an insurable nature and of the character usually insured by companies of similar size and in similar businesses are insured by Seller or Sub in such amounts and against such losses, casualties or risks as is usual and customary by such companies and for such properties.

     Section 3.9    Consents and Approvals.  Except as set forth on Schedule
                    ----------------------                          --------
3.9, no authorization, consent or approval of any United States or foreign
---
federal, state or local governmental authority or third party, and no action or filing with any Unites States or foreign court, judicial authority, administrative agency or other governmental or regulatory body or third party is required for the execution, delivery and performance by Seller of this Agreement and the Transaction Documents or the consummation of the transactions to be consummated by Seller hereunder or thereunder, except for such authorizations, consents or approvals the failure to obtain which could not reasonably be expected to have a material adverse effect on (i) Sub, the Business or the Transferred Assets, (ii) the legality, validity or enforceability of the Transaction Documents, or (iii) the Seller's ability or obligation to perform on a timely basis any obligation which it has under any of the Transaction Documents.

     Section 3.10   Compliance with Laws; Litigation; Bankruptcy.
                    --------------------------------------------

          (a) Neither Seller, the Business nor the Transferred Assets are in violation of any applicable laws, statutes, ordinances, rules, regulations, requirements or orders of any government or governmental body relating to the Transferred Assets or the Business which would have a material adverse effect on
(i) Sub, the Business or the Transferred Assets, (ii) the legality, validity or enforceability of the Transaction Documents, or (iii) the Seller's ability or obligation to perform on a timely basis any obligation which it has under any of the Transaction Documents. Seller has not received any notice asserting any such violation. Except as set forth on Schedule 3.10(a), there is no claim, action,
                                  ----------------
suit, proceeding, arbitration, grievance or governmental investigation pending or, to the knowledge of Seller or Sub, threatened against Seller, and no judgment, order, injunction, decree, stipulation or award outstanding (whether rendered by a court administrative agency, by arbitration or otherwise) against Seller or by which Seller or any of its properties is bound which would, if adversely resolved, have a material adverse effect on (i) Sub, the Business or the Transferred Assets, (ii) the legality, validity or enforceability of the Transaction Documents, or (iii) the Seller's ability or obligation to perform on a timely basis any obligation which it has under any of the Transaction Documents. Seller is not in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree applicable to the Business or the Transferred Assets.

          (b) Sub is not in violation of any applicable laws, statutes, ordinances, rules, regulations, requirements or orders of any government or governmental body which would have a material adverse effect on (i) Sub, the Business or the Transferred Assets, (ii) the legality, validity or enforceability of the Transaction Documents, or (iii) the Seller's ability or obligation to perform on a timely basis any obligation which it has under any of the Transaction Documents. Sub has not received any notices asserting any such violation. Except as set forth on Schedule 3.10(b), there is no claim, action,
                                  ----------------
suit, proceeding, arbitration, grievance or governmental investigation pending or, to the knowledge of Seller or Sub, threatened against Sub, and no judgment, order, injunction, decree, stipulation or award outstanding (whether rendered by a court, administrative agency, by arbitration or otherwise) against Sub or by which Sub or any of its properties is bound which would, if adversely resolved, have a material adverse effect on (i) Sub, the Business or the Transferred Assets, (ii) the legality, validity or enforceability of the Transaction Documents, or (iii) the Seller's ability or obligation to perform on a timely basis any obligation which it has under any of the Transaction Documents. Sub is not in violation of, or in default with respect to, any applicable judgment, order, writ, injunction or decree.

          (c) Neither Seller nor Sub has (i) applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (ii) admitted in writing its inability to pay its debts as such debts become due,
(iii) made a general assignment for the benefit of its creditors, (iv) commenced a voluntary case under the Federal Bankruptcy Code or similar law of a foreign jurisdiction, or (v) filed a petition seeking to take advantage of any other relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustments of its debts, nor has any such proceeding been commenced without the application or consent of either Seller or Sub.

     Section 3.11   Employees.
                    ---------

          (a)  Schedule 3.11 sets forth an accurate list of all employees of
               -------------
Seller who are principally employed in the conduct of the Business and all employees of Sub and the following information with respect to such employee:
(1) name; (2) job description; (3) summary of salary and benefits; (4) facility where employed; (5) date most recently hired by Seller or Sub, as the case may be; (6) whether actively employed, on leave of absence, or on layoff; and (7) whether the employee has been employed an average of fewer than 20 hours per week during the 90 day period ending with the date hereof. Except as set forth in Schedule 3.11, neither Seller nor Sub is a party to any written employment
   -------------
contract or employment agreement with any employee employed in the conduct of the Business.

               (b)  Schedule 3.11 also sets forth the following information
                    -------------
about each of Seller's employees previously principally employed in the conduct of the Business and each of Sub's former employees whose employment has been terminated during the one year period preceding the date hereof: (1) name; (2) facility where employed; (3) date most recently hired by Seller or Sub, as the case may be; (4) date of termination; (5) whether the termination was due to voluntary resignation, retirement, or discharge by Seller or Sub, as the case may be; and (6) whether the employee had been employed an average of fewer than 20 hours per week during the 90 days ending with termination.

               (c)  Schedule 3.11 accurately lists all labor unions which
                    -------------
represent any employees of Sub or Seller who are employed in the conduct of the Business. No activities the purpose of which is to achieve any other such representation of all or some of such employees are ongoing or, to the knowledge of Seller or Sub proposed. There is no contractual grievance or arbitration, or administrative charge or complaint, or litigation concerning unfair or discriminatory labor or employment practices pending or, to the knowledge of Seller or Sub, threatened against either Seller or Sub by any of their respective employees who are employed in the conduct of the Business, and no pending or, to the knowledge of Seller or Sub, threatened, administrative complaints or charges filed against either Seller or Sub relating to the conduct of the Business with the Equal Employment Opportunity Commission, the National Labor Relations Board, the United States Department of Labor or any other foreign or United States federal or state agency charged with enforcing or administering labor and/or employment laws and matters. In conducting the Business, both Seller and Sub comply with all applicable laws relating to collective bargaining and relating to the employment of labor, including without limitation any provisions thereof relating to wages and hours, discrimination because of age, religion, sex, national origin, race or color, disability, or immigration status. There is no litigation pending or, to the knowledge of Seller or Sub, threatened against Seller relating to the conduct of the Business or threatened against Sub and based on any law applicable to the employment of labor, including without limitation any provisions thereof relating to wages and hours, wrongful discharge/breach of employment benefits, breach of a collective bargaining agreement, or discrimination because of age, religion, sex, national origin, race or color, disability, immigration status, participation in protected concerted activity, or retaliation for seeking workers' compensation benefits.

               (d)  Schedule 3.11 will be updated at Closing to provide the
                    -------------
information required by Sections 3.11(a) and (b) with respect to employees of Seller and Sub who are employed by Seller and Sub, respectively, immediately prior to Closing.

               (e) All of Seller's employees employed in the United States in the conduct of the Business are authorized to be employed in the United States under the Immigration Reform & Control Act of 1986.

     Section 3.12   Employee Benefit Plans.
                    ----------------------

               (a) A complete and accurate list of each Benefit Plan is set forth on Schedule 3.12. No later than fifteen (15) days after the date of this
         -------------
Agreement, Seller will provide to

Purchaser true and complete copies of all material documents relating to each Benefit Plan relating to Sub, including all amendments, if any, thereto.

          (b) None of Seller's or Sub's employees employed in the conduct of the Business are entitled to receive any benefits under, or are otherwise covered by, a Benefit Plan which is a "multiemployer plan" within the meaning of
Section 3(37) of ERISA.

          (c) Purchaser will not, by operation of law or otherwise solely as a result of the consummation of the transactions contemplated in this Agreement, become subject to any liability relating to Seller's employment of its employees, including but not limited to any liability relating to pension, retirement, profit sharing, bonus, deferred or incentive compensation, life, health, dental, post-retirement medical, disability, accident, stock option, stock purchase, stock appreciation, severance payments, fringe benefits, vacation pay, holiday pay, sick pay or similar benefits, whether the right to such benefits arises under a Benefit Plan, under applicable law or otherwise.

     Section 3.13   Environmental Matters.
                    ---------------------

          (a) There are no claims, actions, suits, proceedings or investigations related to any Environmental Violation pending or, to the knowledge of Seller or Sub, threatened against either Seller or Sub with respect to the use, condition, or operation of the Business, the Leased Realty or any of the Transferred Assets in any court or before or by any United States or foreign federal, state or other governmental agency or private arbitration tribunal.

          (b) There are no existing Environmental Violations with respect to Sub or the use, condition, or operation of the Business, the Leased Realty or any of he Transferred Assets.

          (c) No written or oral notice or other communication from any court, governmental agency, official, governmental instrumentality or private party of any alleged violation of or liability under Environmental Laws has been delivered or communicated to Seller or Sub, and to the knowledge of Seller or Sub, there is no basis for the allegation of any such violation or liability.

          (d) All Hazardous Substances or solid waste generated by either of the Seller or Sub or their respective agents, employees, lessors or predecessors in interest at any site, including the Leased Realty, have, in the past, been transported, treated and disposed of only by carriers maintaining valid permits under any Environmental Laws, and only at treatment, storage and disposal facilities maintaining valid permits under Environmental Laws, which carriers and facilities have been and are operating in compliance with such permits and are not the subject of any existing, pending or threatened action, investigation or inquiry by any governmental authority in connection with any Environmental Law.

          (e) No conditions exist on any site at which the Business is conducted by Seller or Sub, including the Leased Realty, resulting from operations conducted thereon which could give rise to or result in the imposition of remedial obligations under any Environmental Laws.

     Section 3.14   Tax Returns and Tax Liabilities.
                    -------------------------------

          (a) All Tax Returns required to be filed on or before the Closing Date relating to Sub, the Business and the Transferred Assets have been filed or will be filed within the time prescribed by applicable law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are in all material respects complete and accurate representations of the Tax liabilities relating to Sub, the Business and the Transferred Assets, and such Tax Returns accurately set forth or will accurately set forth in all material respects all items to the extent required to be reflected or included in such returns. All Tax liabilities shown on such Tax Returns have been paid and discharged when due.

          (b) There is no investigation, audit, or claim pending or, to the knowledge of Seller or Sub, threatened with respect to either Seller or Sub regarding any Tax relating to the Business or the Transferred Assets.

          (c) No later than fifteen (15) days after the date of this Agreement, Seller will make available to Purchaser correct and complete copies, for all taxable periods beginning on or after January 1, 1991, and ending prior to January 1, 1995, all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to (i) by Seller relating solely to the Business or the Transferred Assets, or (ii) by Sub.


          (d) Purchaser will not, by operation of law or otherwise as a result of the consummation of the transactions contemplated in this Agreement,
(i) be or become liable for any Tax liability of Seller, or (ii) be or become subject to any liability for any sales, use, value added, excise or similar transfer Taxes, any documents or revenue stamps or any transfer, real estate conveyance, recording or similar fees or charges arising in connection with the transfer of the Transferred Assets or the Sub Shares, the grant of the License or the assumption of the Assumed Liabilities.

     Section 3.15   Accounts Receivable. Schedule 3.15 will contain as of
                    -------------------  -------------
Closing a complete and accurate list of all Accounts Receivable. Each of the Accounts Receivable (a) arose from bona fide sales of goods or services in the ordinary course of business consistent with the normal business practices of Seller or Sub, as the case may be, (b) are owned free and clear of any Lien other than Permitted Liens, (c) are not subject to any offsets or claims of offset, and (d) are collectible and may be collected in full within ninety (90) days after the day on which it becomes due and payable. None of the obligors of the Accounts Receivable have given notice that they will or may refuse to pay the full amount thereof or any portion thereof.

     Section 3.16   Inventory. Schedule 3.16 contains a complete and accurate
                    ---------  -------------
list of all Inventory. Each of Seller and Sub has good and marketable title to each item of its Inventory (including but not limited to the Inventory described in Section 3.16 of Appendix I), free and clear of all Liens other than Permitted
                   ----------
Liens. All items of Inventory, including Inventory in the hands of suppliers which Seller or Sub is committed to purchase, were purchased in the ordinary course of business, and all material portions of the Inventory are fit, good and useful for their intended purpose and are not obsolete.

     Section 3.17   Contracts. Schedule 3.17 contains a true and complete list
                    ---------  -------------
of each Contract to which either Seller or Sub is a party or by which either of Seller or Sub or its respective properties are bound. No later than fifteen (15) days after the date of this Agreement, true and complete copies of each such Contract will be delivered to Purchaser, or will be made available to Purchaser. Each of such Contracts is in full force and effect and has not been modified or amended in any material respect form the copies to be made available to Purchaser. To the knowledge of Seller and Sub, the other party to each Contract validly authorized and executed such Contract and such Contract is enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally. Except as set forth on
Schedule 3.17, each of Seller and Sub has performed in all material respects its
-------------
respective obligations under each Contract and neither Seller nor Sub nor, to the knowledge of Seller or Sub, any other party thereto is in material default thereunder, not is there any event which with notice or lapse of time, or both, would constitute a material default thereunder by either Seller, Sub or, to the knowledge of Seller or Sub, any other party thereto. Neither Seller nor Sub has received notice that any party to any such Contract intends to cancel, terminate, or refuse to renew the same or to exercise or decline to exercise any option or right thereunder. Other than as disclosed in Schedule 3.17, upon the
                                                       -------------
consummation of the transactions contemplated in this Agreement, Purchaser or Sub, as the case may be, shall be entitled to hold, enjoy and receive all of the rights, titles and benefits accruing to Seller or Sub, as the case may be, under such Contracts. Other than as disclosed in Schedule 3.17, and other than certain
                                           -------------
agreements which will in no event bind, or otherwise apply to, Purchaser or Sub after Closing, neither Seller nor Sub is subject to any noncompetition agreements relating to the conduct of the Business.


     Section 3.18   Brokers or Finders. No agent, broker, finder or investment
                    ------------------
or commercial banker, or other Person or firm engaged by or acting on behalf of Seller in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement other than any such fees or commissions that have been disclosed to Purchaser and as to which the Seller shall have full responsibility.

     Section 3.19   Liabilities to Related Parties. Except as disclosed on
                    ------------------------------
Schedule 3.19, none of the Assumed Liabilities represent obligations incurred by
-------------
Seller to any officer, director or Affiliate of Seller.

     Section 3.20   Permits. Schedule 3.20 sets forth a list of all Permits held
                    -------  -------------
by Seller or Sub which are material to the conduct of the Business. Except as specifically set forth in Schedule 3.20, (a) such Permits are all Permits
                          -------------
necessary to conduct the Business as currently conducted, (b) such Permits are in full force and effect; (c) no violations exist in respect of any Permits which could reasonably be expected to have a material adverse effect on the Transferred Assets or the ability of Purchaser to conduct the Business, directly or indirectly through Sub, after Closing in substantially the same manner as it has been conducted prior to the date hereof; and (d) no proceeding is pending or, to the knowledge of Seller or Sub, threatened seeking to revoke or limit any Permit and there is no basis or ground for any such revocation or limitation. Except as disclosed on Schedule 3.20, upon the
                                                 -------------
Closing, Purchaser or Sub, as the case may be, shall be entitled to hold, enjoy and receive all of the rights, titles and benefits under such Permits.

     Section 3.21   Transferred Assets Used in Business. The assets of Sub, the
                    -----------------------------------
Transferred Assets and the Licensed Rights constitute all of the assets (real, personal, or mixed, tangible or intangible), properties, licenses, permits, contracts and other agreements which are presently being principally used in the operation of the Business as presently conducted by Seller and Sub, and include all assets, properties, licenses, permits, contracts and agreements which, when combined with the assets, properties, licenses, permits, contracts and agreements of Purchaser, are necessary to permit Purchaser, directly or indirectly through Sub, to conduct the Business after Closing in substantially the same manner as it has been conducted prior to the date hereof.

     Section 3.22   Matters Relating to Securities.
                    ------------------------------

          (a)  Investment Intent. The Seller Option and the Shares to be
               -----------------
acquired by Seller hereunder are being acquired (and upon exercise of the Seller Option, the Option Shares will be acquired) for Seller's own account for investment and with no intention of distributing or reselling such Securities or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State or any foreign country or jurisdiction.

          (b)  Seller Status. At the time Seller was offered the Securities, it
               -------------
was, and at the date hereof, Seller is an "accredited investor" as defined in Rule 501(a) under the Securities Act, and Seller has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the Purchaser and an investment in the Securities, and is able to bear the economic risk of such investment.

          (c)  Access to Information. Seller acknowledges that it has been
               ---------------------
afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Purchaser concerning the terms and conditions of the issuance of the Securities and the merits and risks of investing in the Securities; (ii) access to such information about the Purchaser, the Purchaser's financial condition, results of operations, business, properties, management and prospects as the Seller has requested; and (iii) the opportunity to obtain such additional information which the Purchaser possesses or can acquire without unreasonable effort or expense as the Seller has requested to verify the accuracy and completeness of the information contained herein.

     Section 3.23   Business Relations. Other than as described in Schedule
                    ------------------                             --------
3.23, neither Seller nor Sub has been advised, nor do either Seller or Sub have
----
reason to believe, that any of their respective suppliers with respect to the Business will cease to do business with Seller or Sub, or will refuse to do business with Purchaser or Sub after the consummation of the transactions contemplated in this Agreement.

     Section 3.24   Warranties. Schedule 3.24 sets forth the forms of all
                    ----------  -------------
express warranties and guaranties customarily made by Seller or Sub to third parties with respect to the Transferred Assets, the Business and the products manufactured by Seller and Sub in the conduct of the Business. No claim of any breach of product or service warranty to any customer has been made against either Seller or Sub nor, to the knowledge of Seller or Sub, is any such claim threatened.

     Section 3.25   Customers. Schedule 3.25 contains a true and complete list
                    ---------  -------------
of all customers of Seller and Sub relating to the Business within the past five years.

     Section 3.26   Power of Attorney; Agency. Neither Seller nor Sub has
                    -------------------------
designated or appointed any person or other entity, except for current management, to act for it or on its behalf pursuant to any power of attorney or agency which is presently in effect and which affects the Business.

     Section 3.27   Financial Statements; Material Adverse Change. (a) Upon the
                    ---------------------------------------------
initial delivery of the Financial Statements, and upon each delivery of updated Financial Statements, all as contemplated in Section 5.12 hereof, the Financial Statements (including the notes thereto) shall, except as may be stated therein,
(i) be prepared in accordance with the books and records and accounting methods of the Seller and Sub, as the case may be, (ii) present fairly in all material respects the financial position and results of operation and cash flows, as applicable, of Sub and the Business, as the case may be, as of the dates and for the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

          (b) Except to the extent reflected in the Financial Statements, Sub will not have as of the dates of such Financial Statements any material liabilities or obligations of any nature, whether accrued, absolute, fixed or contingent, or matured or unmatured, relating to the Business and that should be reflected in the Financial Statements.

     Section 3.28   Sub Financial Statements.
                    ------------------------

          (a)  Attached hereto as Schedule 3.28 are certain financial statements
                                  -------------
of Sub (the "Sub Financial Statements").

          (b) Except as may be stated therein, each of the Sub Financial Statements (including the notes thereto) (a) were prepared in accordance with the books and records of Sub, (b) present fairly in all material respects the financial position and results of operation of Sub as of the dates and for the periods indicated, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved. Except to the extent reflected in the most recent balance sheet included in the Sub Financial Statements, Sub has no material liabilities or obligations of any nature, whether accrued, absolute, fixed or contingent, or matured or unmatured, that under applicable generally accepted accounting principles should be reflected in the Sub Financial Statements.

     Section 3.29   Previously Provided Financial Materials. Attached hereto as
                    ---------------------------------------
Schedule 3.29 are certain financial materials relating to the Seller (the
-------------
"Previously Provided Financial Materials"). Except as may be stated therein, the Previously Provided Financial Materials (a) are in accordance with the books and records and accounting methods of Seller or Sub, as the case may be, (b) present fairly in all material respects the financial position and results of operation of the Seller or Sub, as the case may be, as of the dates and for the periods indicated, and (c) except for the lack of notes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

     Section 3.30   Sub Shares. Seller represents and warrants that (a) Seller
                    ----------
has good and valid title to the Sub Shares free and clear of Liens other than Permitted Liens, and (b) there are no outstanding options, warrants, calls, rights, commitments or other agreements of any character whatsoever which give any other Person the right to purchase or otherwise receive the Sub Shares. Upon the delivery of certificates or other documents at the Closing by Seller in the manner provided in Section 6.2(a), Purchaser will receive good and valid title to the Sub Shares, fee and clear of all Liens other than Permitted Liens or any such options, warrants, calls, rights, commitments or other such agreements.

     Section 3.31   Sub Capitalization. The Sub Shares comprise, and at Closing
                    ------------------
will comprise, all of Sub's issued and outstanding capital stock. All of such issued and outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable, except as may be provided under applicable law with respect to any Swedish corporation. There are no outstanding or authorized options, warrants, purchase rights, prescription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Sub to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Sub.


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser hereby represents and warrants to Seller as follows:

     Section 4.1    Corporate Existence, Power and Authority. Purchaser is a
                    ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Purchaser has all requisite corporate power and authority to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to be executed and delivered by it hereunder.

     Section 4.2    Authorization: No Violation.
                    ---------------------------

          (a) The execution, delivery and performance of this Agreement and the other Transaction Documents to be executed and delivered by it hereunder have been duly and validly authorized by all necessary corporate action on the part of Purchaser other than the Shareholder Approval. This Agreement constitutes the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (b)  Except as disclosed in Schedule 4.2(b), neither the execution and
                                      ---------------
delivery of this Agreement or the other Transaction Documents by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby or thereby, does or will, after the giving of notice or the lapse of time or otherwise, (i) conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of Purchaser, (ii) conflict with, violate or result in the creation of any Lien upon any of the assets of Purchaser under any United States or foreign federal, state or local law, rule or regulation, any court or administrative order, judgment, process or decree applicable to Purchaser, or (iii) conflict with, result in a breach or violation of, constitute a default under, result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the assets of Purchaser under any material contract or agreement of Purchaser except for such conflicts, breaches, violations, defaults, terminations or accelerations of such contracts or agreements of Purchaser which individually or in the aggregate could not be reasonably expected to have a material adverse effect on the business of Purchaser.

          (c) Purchaser is not a party to, or subject to or bound by, any judgment, injunction or decree of any court or governmental authority which may restrict or interfere with Purchaser's performance of this Agreement.

     Section 4.3    Consents and Approvals. Except as set forth on Schedule 4.3,
                    ----------------------                         ------------
no authorization, consent or approval of any United States or foreign federal, state or local governmental authority or third party and no action or filing with any United States or foreign court, judicial authority, administrative agency or governmental or regulatory body or third party is required for the execution, delivery and performance by Purchaser of this Agreement and the Transaction Documents or the consummation of the transactions to be consummated by Purchaser hereunder or thereunder, except for such authorizations, consents or approvals the failure to obtain which could not reasonably be expected to have a material adverse effect on (i) Purchaser, (ii) the legality, validity or enforceability of the Transaction Documents, or (iii) Purchaser's ability or obligation to perform on a timely basis any obligation which it has under any of the Transaction Documents.

     Section 4.4    Brokers or Finders. No agent, broker, finder or investment
                    ------------------
or commercial banker, or other Person or firm engaged by or acting on behalf of Purchaser in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement other than any such fees or commissions that have been disclosed to Seller and as to which the Purchaser shall have full responsibility.

     Section 4.5    Status of Shares. The issuance and sale of the Shares has
                    ----------------
been duly authorized by all necessary corporate action on the part of the Purchaser other than obtaining the Shareholder Approval. The Shares, when delivered to the Seller at the Closing as provided herein, will be validly issued, fully paid and non-assessable and the issuance and sale of the Shares is not subject to preemptive rights of any other shareholder of the Purchaser.

     Section 4.6    Compliance with Laws; Litigation; Bankruptcy. (a) Except as
                    --------------------------------------------
set forth on Schedule 4.6, Purchaser is not in violation of any applicable laws,
             ------------
statutes, ordinances, rules, regulations, requirements or orders of any government or governmental body which would have a material adverse effect on
(i) Purchaser, (ii) the legality, validity or enforceability of the Transaction Documents, or (iii) the Purchaser's ability or obligation to perform on a timely basis any obligation which it has under any of the Transaction Documents. Purchaser has not received any notice asserting any such violation. Except as set forth on Schedule 4.6, there is no claim, action, suit, proceeding,
             ------------
arbitration, grievance or governmental investigation pending or, to the knowledge of Purchaser, threatened against Purchaser, and no judgment, order, injunction, decree, stipulation or award outstanding (whether rendered by a court or administrative agency, by arbitration or otherwise) against Purchaser or by which Purchaser is bound which, if adversely resolved, would have a material adverse effect on (i) Purchaser, (ii) the legality, validity or enforceability of the Transaction Documents, or (iii) the Purchaser's ability or obligation to perform on a timely basis any obligation which it has under any of the Transaction Documents. Purchaser is not in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree.

          (b) Purchaser has not (i) applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (ii) admitted in writing its inability to pay its debts as such debts become due, (iii) made a general assignment for the benefit of its creditors, (iv) commenced a voluntary case under the Federal Bankruptcy Code, or (v) filed a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustments of its debts, nor has any such proceeding been commenced without the application or consent of Purchaser.

     Section 4.7    Capitalization. The entire authorized capital stock of the
                    --------------
Purchaser consists of 15,000,000 shares of Common Stock, of which 3,637,320 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which 2,692,977 shares of Purchaser's Series A 8% Cumulative Convertible Redeemable Preferred Stock and 25,000 shares of Purchaser's Series B 8% Cumulative Convertible Redeemable Preferred Stock are issued and outstanding. All of such issued and outstanding shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in the Company Reports and on Schedule 4.7, there are no outstanding or authorized options,
               ------------
warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Purchaser to issue, sell, or otherwise cause to become outstanding any of it capital stock. Except as described in the Company Reports, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Purchaser.

     Section 4.8    Fairness Opinion. The Purchaser has received a written
                    ----------------
opinion from its financial adviser to the effect that, as of the date hereof, the terms of the transactions set forth in the Transaction Documents are fair, from a financial point of view, to the shareholders of the Purchaser.

     Section 4.9    SEC Reports; Financial Statements. The Purchaser has made
                    ---------------------------------
available to the Seller true and complete copies of (a) each registration statement, report on Form 8-K, proxy statement or information statement filed or issued by it in the fiscal year prior to the date hereof (b) the Company's Annual Report on Form 10-KSB for the fiscal years ended December 31, 1995, 1994 and 1993, and (c) the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1996, each in the form (including exhibits and amendments) filed with the SEC (collectively, the "Company Reports"). Each Company Report was prepared and filed in accordance with all applicable rules and regulations of the SEC and at the time of its filing was otherwise in compliance with such rules and regulations in all material respects. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to made a statement made therein not misleading, except as the same was corrected or superseded in a subsequent report or statement filed with the SEC, which subsequent report or statement has been delivered to Seller. Except as may be stated therein, the financial statements (including the notes thereto) included in the Company Reports of the Purchaser (i) were prepared in accordance with the books and records and accounting methods of Purchaser, (ii) present fairly in all material respects the financial position and results of operation and cash flows of Purchaser as of the dates and for the periods indicated, and
(iii) were prepared in accordance with generally accepted accounting principals consistently applied throughout the periods involved.


                                   ARTICLE V

                                   COVENANTS
                                   ---------

     Section 5.1    Operation of Business in Ordinary Course Pending Closing.
                    --------------------------------------------------------
Except as disclosed in Schedule 5.1, Seller covenants and agrees with Purchaser
                       ------------
that from the date of this Agreement to and including the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Section 11.2), except with the prior written consent of Purchaser and except as necessary to effect the transactions contemplated in this Agreement, the Business will be operated by Seller and Sub in the ordinary course and consistent with past practices. Without limiting the generality of the foregoing, until the Closing Date, Seller shall, and shall cause Sub to:

          (a) maintain the Equipment comprising a portion of Sub's assets and the Transferred Assets in substantially the same working order and condition or repair as they are in as of the date of this Agreement, ordinary wear and tear excepted;

          (b) not sell, transfer, lease or otherwise dispose of any Sub's assets or the Transferred Assets, except in the ordinary course of business consistent with past practices;

          (c) not mortgage, pledge or subject to Lien any of Sub's assets or the Transferred Assets, except in the ordinary course of business consistent with past practices;

          (d) refrain from amending any Benefit Plan (except for such amendments which apply generally to all participants in Benefit Plans available to employees of Seller) or, except in the ordinary course of business consistent with past practices, increasing salaries or benefits to employees or consultants of Seller or Sub employed or engaged in connection with the conduct of the Business (including, without limitation, granting or entering into any agreement or arrangement to grant bonuses or other incentive compensation, increases in commission rates or increases in employee benefits or severance benefits);

          (e) refrain from entering into additional contracts, commitments, arrangements or transactions in the conduct of the Business or the operation or maintenance of Sub's assets or the Transferred Assets, which individually require payments in excess of $500,000 in any year, except in the ordinary course of business consistent with past practices;

          (f) refrain from making any material change in the accounting, credit or collection procedures or practices of Seller or Sub in connection with the conduct of the Business, or from making or changing any election for Tax or accounting purposes in connection with the conduct of the Business, except in the ordinary course of business consistent with past practices;

          (g) refrain from deliberately taking or omitting to take any action that would result in a breach of the representations and warranties contained in this Agreement or render them inaccurate as of the date hereof or at the Closing Date;

          (h) comply in all material respects with all statutes and laws and with all judgments, decrees, orders, regulations or rules of any court or governmental authority applicable to the Business, Sub, Sub's assets or the Transferred Assets;

          (i) promptly advise Purchaser in writing of any matters arising or discovered after the date of this Agreement which, if existing or known at the date hereof, would be required to be set forth or described in this Agreement or the Exhibits or Schedules hereto;

          (j) preserve intact Sub's assets, the Transferred Assets and the Business and use its commercially reasonable efforts to retain the services of Seller's and Sub's present employees and independent contractors and preserve the goodwill of its suppliers, customers and others having business relationships with Seller or Sub, except in the ordinary course of business consistent with past practices;

          (k) not waive, release, grant, permit the lapse of, or transfer any Rights or Trade Secrets or modify or change in any material respect any existing Contract, Lease, or Permit, except in the ordinary course of business consistent with past practices;

          (l) retain Sub's corporate existence and not institute proceedings for its merger, consolidation or dissolution;

          (m) promptly notify Purchaser of any lawsuits, claims, proceedings or investigations which are threatened or commenced against Seller or Sub which, if adversely resolved, could reasonably be expected to have a material adverse effect on (i) Sub or its business as it is presently being conducted, (ii) the Transferred Assets, (iii) the Business, or (iv) the ability of the parties hereto to consummate the transactions contemplated in this Agreement;

          (n) refrain from issuing, purchasing, redeeming or otherwise effecting any transactions with respect to any equity securities of Sub, or any right to acquire any equity securities of Sub;

          (o) refrain from declaring, issuing, making, or paying any dividend or other distribution of assets, whether consisting of money, other tangible or intangible personal property, real property, securities, or any other thing of value, on any shares of Sub's capital stock, or splitting, combining, dividending, distributing or reclassifying any shares of Sub's capital stock;

          (p) promptly notify Purchaser of any material adverse change, insofar as it relates to the Business, in the financial position, results of operation or business of Seller or Sub since the date of the most recent balance sheet included in the Financial Statements; and

          (q) refrain from entering into any agreement to take any action which is prohibited by, or is inconsistent with, the provisions set forth in Sections 5.1(a) through 5.1(p) above.

     Section 5.2    Due Diligence.
                    -------------

          (a) From the date hereof through the Closing Date, or such earlier date as this Agreement is terminated in accordance with its terms, Seller will, and Seller will cause Sub to, make available for inspection to Purchaser and Purchaser's authorized representatives, legal counsel, accountants and financing sources all information reasonably requested by Purchaser relating to Sub, the Business, the Transferred Assets, the Licensed Rights and the Assumed Liabilities, and shall allow Purchaser and such representatives, legal counsel, accountants and financing sources reasonable access to all books, records, files, documents, assets, employees, agents, representatives, and contracts of Sub and Seller related to Sub, the Business, the Transferred Assets, the Licensed Rights or the Assumed Liabilities, including, without limitation, all contracts, agreements, leases, insurance policies, stock transfer books, minute books, ledgers and books of account, financial statements and reports, working papers, Tax and operating records and correspondence files, to the extent related to Sub, the Business, the Transferred Assets, the Licensed Rights or the Assumed

Liabilities. The parties hereto acknowledge that Purchaser has not had the opportunity to fully perform its due diligence of Seller, Sub, the Business, the Transferred Assets, the Licensed Rights or the Assumed Liabilities prior to the date of this Agreement, and that the due diligence contemplated in this Section 5.2(a) is intended to give Purchaser the opportunity to conduct additional due diligence and elect, if it chooses, to terminate this Agreement. Accordingly, Purchaser may terminate this Agreement at any time prior to the date which is forty-five (45) days after the date of this Agreement by notifying Seller in writing of its election to terminate this Agreement in accordance with this
Section 5.2(a) if Purchaser determines in its reasonable judgment that the financial position, results of operations, business or prospects of Sub, the Business or the Transferred Assets differ materially and adversely from Purchaser's understanding of such matters at the time of execution of this Agreement. Purchaser's right to terminate this Agreement in accordance with this
Section 5.2(a) shall not be limited or affected in any way by the delivery by Seller of any revised Schedule or Appendices to this Agreement delivered pursuant to Section 11.13 or otherwise. Purchaser shall have the right to make copies of any portion of the records referred to in this Section 5.2(a) relating to Sub, the Business, the Transferred Assets or the Assumed Liabilities, subject to Section 5.11.

          (b) From the date hereof through the Closing Date, or such earlier date as this Agreement is terminated in accordance with its terms, Purchaser will make available for inspection to Seller and Seller's authorized representatives, legal counsel and accountants all information reasonably requested by Seller relating to Purchaser, Purchaser's financial condition, results of operations, business, properties and management and will afford Seller the opportunity to ask such questions of representatives of the Purchaser as Purchaser shall reasonably request. Such information shall be inspected during normal business hours and at mutually agreeable locations in a manner that does not disrupt the normal business operations of Purchaser.

          (c) No investigation by Purchaser or Seller shall affect the representations or warranties of Purchaser or Seller or the conditions or obligations of the parties hereto.

          (d) If, in the course of its due diligence investigation of Seller and Sub or otherwise, Purchaser becomes aware of information which leads it to believe that any representation or warranty made by Seller in this Agreement is materially inaccurate, or that any covenant contained in Section 5.1 has been breached in any material respect, Purchaser will promptly inform Seller of such information, at which time Purchaser shall have the right to terminate this Agreement in accordance with Section 11.2(a)(v). If Purchaser fails to inform Seller of such breach, or notifies Seller of such breach but does not terminate this Agreement as permitted by Section 11.2(a)(v), Purchaser shall be deemed to automatically waive its rights, if any, to indemnification by Seller for such breach pursuant to Article X.

     Section 5.3    No Solicitations.
                    ----------------

          (a) From the date hereof through the Closing Date, or such earlier date as this Agreement is terminated in accordance with its terms, Seller shall not, and Seller shall cause Sub and each of Seller's and Sub's respective subsidiaries, Affiliates, officers, employees, directors, shareholders and representatives not to, solicit offers, inquires or proposals from, or negotiate or participate in discussions with, or disclose information to, others in connection with the possible sale or other disposition of (i) all or substantially all of the Business, Transferred Assets or the Licensed Rights or (ii) any equity interest in Sub.

          (b) From the date hereof through the Closing Date, or such earlier date as this agreement is terminated in accordance with its terms, Purchaser shall not, and shall cause its subsidiaries, Affiliates, officers, employees, directors, shareholders, and representatives not to, solicit offers, inquiries or proposals from other in connection with the possible acquisition by Purchaser of any business (or equity interest in any Person who operates a business) which is substantially similar to the Business.

     Section 5.4    Commercially Reasonable Efforts. Upon the terms and subject
                    -------------------------------
to the conditions hereof, each of Seller and Purchaser agrees to use its commercially reasonable efforts (a) to take or cause to be taken all actions to be taken by such party and to do or cause to be done all things to be done by such party which are necessary, proper, or advisable to meet the conditions to Closing set forth in Articles VII and VIII hereof, and (b) to obtain all waivers, consents and approvals needed to be obtained by such party; provided, however, that notwithstanding any other provision set forth in this Agreement, any approval of this Agreement and the transactions contemplated hereby by the Board of Directors of either Purchaser or Seller, and any recommendation, if any, made by either of such Boards of Directors to their respective stockholders to approve this Agreement and the transactions contemplated hereby, shall remain subject to the fiduciary duties of the members of such Boards of Directors to their respective stockholders under applicable law.

     Section 5.5    Proxy Statement. As soon as practicable after the date
                    ---------------
hereof, the Purchaser shall take commercially reasonable steps to promptly prepare, file with the SEC and mail the Proxy Statement to Purchaser's shareholders. The Purchaser represents and warrants, as to all information contained in the Proxy Statement which is not supplied by the Seller for inclusion therein, that such information, at the date the Proxy Statement is mailed to the shareholders of Purchaser and at the time of the Shareholder Meeting, will not be false or misleading with respect to any material fact contained therein, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Seller represents and warrants, as to all information contained in the Proxy Statement which is expressly supplied by Seller for inclusion therein, that such information, at the date the Proxy Statement is mailed to the shareholders of Purchaser and at the time of the Shareholder Meeting, will not be false or misleading with respect to any material fact contained therein, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Seller will have no obligation to supply any information expressly for inclusion in the Proxy Statement other than the Financial Statements, and the Seller may require that the Proxy Statement include reasonable disclaimers as to Seller's liability.

     Section 5.6    Damage or Destruction of Property. If any "Material Assets"
                    ---------------------------------
shall be substantially damaged or destroyed by fire or other cause on or prior to the Closing Date, Seller shall, and Seller shall cause Sub to, promptly notify Purchaser and furnish to Purchaser a written statement of the amount of insurance, if any, that Seller believes will be payable on account thereof. Purchaser shall then have the right, within ten (10) days after receipt of such notice from Seller, to: (a) require that Seller restore, or cause to be restored, prior to Closing the damaged or destroyed Material Assets to their condition on the date of this Agreement to the extent such damaged or destroyed Material Assets can be restored; or (b) notify Seller of Purchaser's intent to close the transactions contemplated in this Agreement (provided all other conditions to Closing are satisfied) at the time at which Closing would otherwise occur under the terms of this Agreement, and the Purchase Price shall be reduced by an amount equal to the excess of (i) the value of the loss as determined by a third party mutually selected by Purchaser and Seller, over (ii) the applicable insurance proceeds, if any, conveyed to Purchaser as contemplated in Appendix I. For purposes of this Section 5.6,
                             ----------
"Material Assets" shall be deemed to be such of Sub's assets or the Transferred Assets for which the cost of replacement, repair or restoration exceeds $250,000 in the aggregate, and which cannot be replaced, repaired or restored by Seller or Sub within thirty (30) days after the date such Material Assets are damaged or destroyed. In the event of a loss of Sub's assets or Transferred Assets that are not "Material Assets," Purchaser and Seller agree to close the transactions contemplated in this Agreement (provided all other conditions to Closing are satisfied) and the Purchase Price shall be reduced by an amount equal to the excess of (1) the value of the loss as determined by a third party mutually selected by Purchaser and Seller, over (ii) the applicable insurance proceeds, if any, conveyed to Purchaser as contemplated in Appendix I.
                                                 ----------


     Section 5.7    Employees, Benefits, Etc.
                    ------------------------

               (a)  Employees. From the date hereof through and including the
                    ---------
Closing Date, Seller shall, and Seller shall cause Sub to, permit Purchaser (i) to met with the employees of Seller who are principally employed in the Business and with the employees of Sub ("Employees") at such times as shall be approved by a representative of Seller (which approval shall not be unreasonably withheld) and (ii) to distribute to such Employees such correspondence, forms and other documents setting forth the terms and conditions upon which employment after Closing, if any, by Purchaser or Sub is offered and any other correspondence, forms and documents relating to employment after the Closing Date by Purchaser or Sub as Purchaser may request. No later than forty-five (45) days after the date of this Agreement, Purchaser shall deliver to Seller a list of up to ten (10) Employees who Purchaser shall in good faith determine to be essential to the conduct of the Business by Purchaser (the "Key Employee List"). It is explicitly understood and agreed that Purchaser shall have no obligation under this Agreement to employ or otherwise retain the services of any Employee of Seller or Sub subsequent to Closing, but many do so at Purchaser's sole discretion and upon such terms and conditions as shall be acceptable to Purchaser in Purchaser's sole discretion

               (b)  Benefits. Seller agrees that, with respect to all claims by
                    --------
Employees of Seller arising from claims incurred on or prior to the Closing Date under all Benefit Plans, whether insured or otherwise (including, but not limited to, bonus, retirement, vacation, life insurance, medical, severance and disability programs), Seller at its own expense shall honor or cause to be honored such claims, whether made before or after the Closing Date, in accordance with the terms and conditions of such Benefit Plans. Except as set forth on Schedule 5.7(b), Purchaser shall not be obligated to pay, assume,
         ---------------
perform or discharge any claim, demand, liability or obligation of any kind whatsoever under any Benefit Plan, and Seller shall indemnify and hold harmless Purchaser for any loss, cost, claim, damage, liability or expense which Purchaser may suffer or incur as a result thereof.

     Section 5.8    Seller's Access to Information. After the Closing, Purchaser
                    ------------------------------
shall allow Seller and its respective authorized representatives full and complete access at all reasonable times, and upon reasonable notice, to inspect and copy all books, records, contracts, materials and documents transferred to Purchaser under this Agreement to the extent reasonably requested by Seller for its accounting, Tax and legal purposes. Purchaser shall preserve and maintain all such books, records, contracts, materials, and documents for a period of not less than five (5) years following the Closing Date.

     Section 5.9    Public Announcements. Purchaser and Seller will, and Seller
                    --------------------
will cause Sub to, consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated by this Agreement and will not issue any such press release or make any such public statement before such consultation, except as may be required by law or any listing agreement with a national securities exchange.

     Section 5.10   No Hire. Except as may be otherwise agreed to in writing
                    -------
between Seller and Purchaser, until the second anniversary of the Closing Date, Seller will not employ any Employee who at Closing remains an Employee of Sub or becomes an employee of Purchaser, unless (a) such individual leaves Sub's or Purchaser's employment or gives notice of termination of employment without any prior solicitation by Seller, or is given notice of termination of employment by Sub or Purchaser, or (b) Purchaser ceases to engage in the Business or becomes bankrupt.

     Section 5.11   Confidentiality. (a) None of the parties to this Agreement
                    ---------------
shall, nor shall they permit their respective subsidiaries, Affiliates, officers, employees, directors, shareholders or representatives to, disclose to any third party (other than such parties' respective legal counsel, accountants and other advisors, all of whom shall be required to observe the provisions of this Section 5.11) any information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that this provision shall not be applicable
                --------  -------
to information which; (i) becomes generally available to the public other than as a result of a disclosure by the party receiving such information (a "Receiving Party") or such Receiving Party's Affiliates, officers, directors, employees, shareholders or representatives, (ii) was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by the other party to this Agreement (a "Disclosing Party") or its Affiliates, officers, directors, employees, shareholders or representatives, (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its Affiliates, officers, directors, employees, shareholders or representatives when such source is entitled, to the best of the Receiving Party's knowledge, to make the disclosure, or (iv) was independently developed by the Receiving Party without reference to the information received from the Disclosing Party. If either party or any of their respective Affiliates, officers, directors, employees, shareholders or representatives is requested or required to disclose any information received by it or to disclose any such information which is required to be kept confidential by this Section 5.11(a), such party agrees to provide the Disclosing Party with prompt notice of each such request, to the extent practicable, so that the Disclosing Party may seek an appropriate protective order or waive compliance by the Receiving Party with the provisions of this Section 5.11(a) or both. If, absent the entry of a protective order or the receipt of a waiver under this Agreement, the Receiving Party, its Affiliates, officers, directors, employees, shareholders or representatives are, in the opinion of its counsel, legally compelled to disclose such information, the Receiving Party may disclose such information to the persons and to the extent required without liability under this Agreement, and such party agrees to exercise its reasonable commercial efforts to obtain reasonable assurances that confidential treatment will be accorded any such information so furnished. Notwithstanding any other provision set forth in this Section 5.11 or elsewhere in this Agreement, Seller understands and acknowledges that Purchaser will disclose to its shareholders all information which Purchaser is required by applicable law to disclose to its shareholders in connection with obtaining the Shareholder Approval, including but not limited to the terms of the transactions contemplated in this Agreement and information relating to Sub, the Business and the Transferred Assets, and Seller hereby consents to such disclosure; provided, that, (i) Purchaser shall consult with Seller prior to disclosing any information in reliance on this sentence and, if Seller disputes the need for such disclosure, the parties will work together in good faith to reach agreement as to the extent of such information to be disclosed; and (ii) under no circumstances will Purchaser reveal any Trade Secrets at any time prior to Closing.

               (b) Seller and Sub have taken, and after the date hereof Seller will, and Seller will cause Sub to, take all steps reasonably necessary to safeguard and maintain the secrecy and confidentiality of any of the Transferred Assets that constitute Trade Secrets or other confidential or proprietary information of Seller or Sub. From and after the date hereof, Seller shall not, and Seller shall cause Sub to not, disclose to any Person (other than Purchaser and such authorized representatives of Purchaser as Purchaser shall identify to Seller in writing) any Trade Secrets or other confidential or proprietary information with respect to the Business or the Transferred Assets except (i) as otherwise required by law, or (ii) prior to the Closing Date, in the ordinary course and consistent with the past business practices of Seller and Sub.

               (c) If this Agreement is terminated pursuant to Section 11.2(a), prior to December 31, 1998 neither Seller nor Purchaser shall hire (as an employee or consultant or in any other capacity) any employee or consultant of the other party hereto without the other party's prior written consent.

               (d) To the extent that the terms of this Section 5.11 conflict with the terms of the confidentiality Agreement made December 19, 1995 between Seller and Purchaser, as amended, the terms of this Section 5.11 shall apply.

     Section 5.12   Financial Statements. As soon as practicable after the date
                    --------------------
of this Agreement, but in no event later than sixty (60) days after the date of this Agreement, Seller shall deliver to Purchaser true, complete and correct copies of the Financial Statements. Seller hereby acknowledges and agrees that
(a) Purchaser will include the Financial Statements, and certain summary information therefrom, in the Proxy Statement; (b) Seller has informed the independent accountants who will prepare the Financial Statements that Purchaser will include the Financial Statements in the Proxy

Statement; and (c) Seller will obtain any consents, whether from the independent accountants or otherwise, necessary to include the Financial Statements in the Proxy Statement. If the SEC notifies Purchaser that the financial statements initially delivered by Seller to Purchaser under this
Section 5.12 do not meet the requirements of the Securities Act governing the form and content of Financial Statements to be included in the Proxy Statement, as soon as practicable thereafter Seller shall use commercially reasonable efforts to deliver to Purchaser true, complete and correct copies of Financial Statements which meet such requirements, and from time to time thereafter, as soon as practicable after receipt of comments from the SEC on the Proxy Statement, Seller shall continue to revise and update such Financial Statements in response to such comments until the SEC provides no objection to the inclusion of such Financial Statements in the Proxy Statement. However, if Seller reasonably determines that it is unable to provide Financial Statements that are satisfactory to the SEC using its commercially reasonable efforts, then it may so notify Purchaser, whereupon either of Seller or Purchaser may, upon delivery of fifteen (15) days prior written notice, terminate this Agreement.

     Section 5.13   Repurchase of Unpaid Accounts Receivable.  If any Account
                    ----------------------------------------
Receivable existing at the Closing remains unpaid in whole or in part ninety
(90) days after the Closing, Seller shall, within five (5) days after Purchaser delivers to Seller written notice of the unpaid amount, purchase from Sub such Account Receivable at a purchase price equal to the unpaid amount of such Account Receivable.

     Section 5.14   Marketing Materials.  As soon as practicable after the date
                    -------------------
of this Agreement, but in no event later than fifteen (15) days after the date of this Agreement, Seller shall deliver to Purchaser true, complete and correct copies of all technical documentation and sales, advertising, promotional and other marketing materials which are used by Seller to sell, advertise, promote and market all products which Seller produces in the conduct of the Business.

     Section 5.15   Transition.  Purchaser and Seller will work together in good
                    ----------
faith to establish a plan (the "Transition Plan") whereby the Transferred
Assets will be physically delivered by Seller to Purchaser at or after the Closing. The Seller and Purchaser will develop the Transition Plan with the goal of effecting physical delivery of the Transferred Assets to the facilities of Purchaser as soon as practicable after the Closing; provided, however, that the Seller and Purchaser will endeavor to effect such deliveries in a manner which will assure that the sale of PET Products to Seller's customers and Purchaser's customers continue with a minimum of delay or interruption in the normal manufacturing and deliver schedules of both Seller and Purchaser. The Transition Plan shall be agreed to in writing by Seller and Purchaser as soon as practicable after the date of this Agreement, but in no event later than thirty
(30) days prior to the Closing Date.

     Section 5.16   Purchase Orders.  At Closing, Seller shall submit to
                    ---------------
Purchaser under the terms of the Purchase Agreement one or more purchase orders which shall bind Seller, in accordance with the terms of the Purchase Agreement, to purchase from Purchaser any PET Products for which Seller has received purchase orders prior to the Closing but which have not been shipped by Seller prior to Closing.

     Section 5.17   Ownership of Securities.
                    -----------------------

          (a)  Transfer Restrictions. If Seller should decide to dispose of any
               ---------------------
of the Securities, Seller may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Securities, other than pursuant to an effective registration statement, Purchaser may require that the transferor of such Securities provide to the Purchaser an opinion of counsel, wich opinion shall be reasonably satisfactory in form and substance to the Purchaser, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any State or foreign securities laws. Seller agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Shares or Option Shares:

          THE SHARES OF COMMON STOCK (THE "SHARES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH OTHER LAWS. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SHARES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE FOREIGN OR STATE SECURITIES LAW, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE) AND UNDER ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

The legend set forth above shall be removed if and when the Shares or Option Shares represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to Purchaser. The share certificates shall also bear any additional legends required by applicable Federal, State or foreign securities laws or necessary under applicable Tax laws, which legends shall be removed when the Company receives such certifications, legal opinions or other information as it may reasonably require to confirm that the same are no longer required under the applicable requirements of such securities or Tax laws. In connection with any Transfer of Shares or Option Shares by Seller pursuant to an effective registration statement under the Securities Act, Seller will comply with all prospectus delivery requirements of the Securities Act. Purchaser makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of any of the Shares or Option Shares.

          (b)  Stop Transfer Instruction. Purchaser shall be entitled to make a
               ------------------------
notation on its records and give instructions to any transfer agent for the Company's Common Stock in order to implement the restrictions on transfer set forth in this Agreement.

          (c)  Reliance. Seller also understands and acknowledges that (i) the
               --------
Securities are being offered and sold without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and applicable state and foreign securities laws and (ii) the availability of such exemption depends in part on, and that the Purchaser will rely upon, the accuracy and truthfulness of the representations contained in
Section 3.22 and Seller hereby consents to such reliance.

     Section 5.18   [Intentionally Omitted].
                     ---------------------

     Section 5.19   Filing or Non-Filing of Section 338 Election. If Purchaser
                    --------------------------------------------
files, or causes to be filed, an election under section 338 of the United States Internal Revenue Code with respect to the purchase of the Sub Shares, Purchaser covenants and agrees that it will hold Seller harmless for any increased Tax liability owed by Seller that results from such election. If Purchaser does not file, or cause to be filed, such an election:

          (a) Except with the prior written consent of Seller, Purchaser covenants and agrees that Sub will not make a distribution out of its earnings and profits (as defined for United States tax purposes) during the portion of Sub's taxable year (as determined for United States tax purposes) that begins on the Closing Date and ends on the last day of such year; and

          (b) Except with the prior written consent of Seller, Purchaser covenants and agrees that, during the portion of Sub's taxable year (as determined for United States tax purposes) that begins on the Closing Date and ends on the last day of such year, Sub will not sell, transfer or otherwise dispose of any of its assets except in the ordinary course of business consistent with past practices.

     Section 5.20   Refund of Sub Taxes. Purchaser covenants and agrees that, if
                    -------------------
Sub receives a refund of Taxes paid for its taxable year that includes the Closing Date, or any prior taxable year, Purchaser will promptly notify Seller of such refund. If Seller's United States federal income tax liability is increased in a taxable year solely as a result of such refund of Taxes, reducing the amount of Seller's foreign tax credits computed under section 902 of the United States Internal Revenue Code, Purchaser will, within 30 days of the Seller's payment of such increased United States federal income tax liability, pay to Seller the amount of such increased United States federal income tax liability, plus any interest due thereon; provided, however, that in no event shall such payment by Purchaser exceed the amount of the refund of Taxes received by Sub.

                                  ARTICLE VI

                                  THE CLOSING
                                  -----------

     Section 6.1    Closing. The Closing of the transactions that are the
                    -------
subject of this Agreement and the transfers and deliveries to be made pursuant thereto (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 3700 Trammell Crow, 2001 Ross Avenue, Dallas, Texas 75201 on the fifth business day after all conditions to Closing have been satisfied or waived in accordance with the terms hereof or at such other time, place or date as the parties hereto may agree in writing (the "Closing Date").

     Section 6.2    Closing Deliveries of Seller. At the Closing, Seller shall
                    ----------------------------
deliver to Purchaser in form and substance satisfactory to Purchaser and duly executed by the appropriate Persons:

          (a) A certificate or certificates representing the Sub Shares in genuine and unaltered form, duly endorsed in blank or accompanied by a duly executed stock power endorsed in blank (in either case with signature guaranteed by a national bank or trust company or member firm of a national securities exchange);

          (b) Bills of sale and assignments with respect to the Transferred Assets and all other instruments which are necessary and appropriate to vest in Purchaser good and marketable title to the Transferred Assets, free and clear of all Liens other than Permitted Liens, including but not limited to:

               (i) a duly executed Bill of Sale and Assignment in substantially the form of EXHIBIT A attached hereto; and

               (ii) duly executed instruments of assignment, in recordable form if appropriate, with respect to all Rights and all applications therefore relating to the Business.

          (c) All books and records to be transferred to Purchaser hereunder. Seller may retain copies of any of the foregoing for their own use provided that Seller keeps all such books and records confidential.

          (d) Incumbency certificates and copies, certified by the respective Secretary or Attesting Secretary of Seller, or resolutions of Seller's board of directors authorizing the execution, delivery and performance of, and the transactions contemplated by, this Agreement.

          (e) Certificate dated the Closing Date and signed by a duly authorized officer of Seller to the effect that all of the conditions set forth in Section 7.1, Section 7.2, Section 7.3 and Section 7.4 have been satisfied.

          (f) An opinion of counsel to Seller, dated as of the date of the Closing Date, substantially in the form of EXHIBIT C attached hereto.

          (g) All other documents to be entered into pursuant to this Agreement requiring execution by Seller on or prior to the Closing Date, duly executed by Seller, as appropriate, including but not limited to:

               (i) a Shareholder Agreement substantially in the form of EXHIBIT D attached hereto;

               (ii) a Purchase Agreement substantially in the form of EXHIBIT E attached hereto;

               (iii) an Option Agreement substantially in the form of EXHIBIT H attached hereto;

               (iv) a License Agreement substantially in the form of EXHIBIT B attached hereto; and

               (v) an Assumption Agreement substantially in the form of EXHIBIT G attached hereto.

          (h) Any items which Seller is required to deliver under the terms of the Transition Plan.

          (i) The purchase orders required to be delivered by Seller pursuant to Section 5.16.

     Section 6.3    Closing Deliveries of Purchaser. At the Closing, Purchaser
                    -------------------------------
shall deliver to Seller:

          (a) Incumbency certificates and copies, certified by the Secretary or an Assistant Secretary of Purchaser, of resolutions of Purchaser's board of directors authorizing the execution, delivery and performance of, and the transactions contemplated by, this Agreement.

          (b) Certificate dated the Closing Date and signed by a duly authorized officer of Purchaser to the effect that all of the conditions set forth in Section 8.1, Section 8.2 and Section 8.3 have been satisfied.

          (c) Wire transfer of immediately available funds in the amount of $25,000,000 (less any adjustments to the Purchase Price required under this Agreement), payable to Seller pursuant to Section 2.4.

          (d) A share certificate representing the Shares issued by Purchaser and registered in the name of Seller.

          (e) An opinion of counsel to Purchaser dated as of the Closing Date, substantially in the form of EXHIBIT F attached hereto.

          (f) All other documents to be entered into pursuant to this Agreement requiring execution by Purchaser on or prior to the Closing Date, duly executed by Purchaser, including but not limited to:

               (i) a Shareholder Agreement substantially in the form of EXHIBIT D attached hereto;

               (ii) a Purchase Agreement substantially in the form of EXHIBIT E attached hereto;

               (iii) an Assumption Agreement substantially in the form of EXHIBIT G attached hereto;

               (iv) an Option Agreement substantially in the form of EXHIBIT H attached hereto; and

               (v) a License Agreement substantially in the form of EXHIBIT B attached hereto.


                                  ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
               ------------------------------------------------

     The obligations of Purchaser to consummate the transactions contemplated in this Agreement are subject to the satisfaction and fulfillment at or before the Closing of each of the following conditions, unless waived by Purchaser:

     Section 7.1    Accuracy of Representations and Warranties. All
                    ------------------------------------------
representations and warranties of Seller made in or pursuant to this Agreement or any document or instrument delivered to Purchaser hereunder shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date.

     Section 7.2    Performance. Seller shall have performed, observed and
                    -----------
complied in all material respects with all obligations and conditions required by this Agreement to be performed, observed or complied with by Seller at or prior to the Closing.

     Section 7.3    No Litigation. No action, suit or proceeding before any
                    -------------
court or any governmental or regulatory authority in any jurisdiction and no investigation by any governmental or regulatory authority in any jurisdiction shall have been commenced, and no action, investigation, suit or proceeding shall have been threatened by any governmental or regulatory authority or any Person, against Seller, Purchaser, or the officers, shareholders, or directors of any of them, seeking to restrain or prevent the transactions contemplated hereby.

     Section 7.4    Good Standing Certificates. Seller shall have provided to
                    --------------------------
Purchaser (a) a certificate issued by the Secretary of State of the State of New York as of a date not more than thirty (30) days before the Closing Date, stating that Seller is a corporation in good standing in New York, and (b) a certificate issued by an appropriate authority as of a date not more than thirty
(30) days before the Closing Date, stating that Sub is a corporation in good standing in Sweden.

     Section 7.5    No Material Adverse Change. No material adverse change,
                    --------------------------
insofar as it relates to the Business, in the financial position, results of operation or business of Seller or Sub shall have occurred since the date of the most recent balance sheet included in the Financial Statements.

     Section 7.6    Deliveries of Seller. The items required to be delivered by
                    --------------------
Seller under Section 6.2 shall have been delivered to Purchaser.

     Section 7.7    Personnel. Purchaser shall have arranged to employ or
                    ---------
otherwise engage, or Seller shall have arranged to retain and provide to Purchaser (for a period of at least one year from the Closing Date) the services of, such of Seller's or Sub's employees, consultants or other personnel listed in the Key Employee List, all on such terms as shall be acceptable to Purchaser, provided that such terms shall be at a cost to Purchaser which is no greater than the terms of employment which Purchaser currently offers its own employees who have similar titles, duties, positions and responsibilities as the individuals listed on the Key Employee List.

     Section 7.8    Financing. Purchaser shall have obtained all funds that are
                    ---------
necessary to complete the transactions contemplated in this Agreement from such financing sources, and upon such terms and conditions, as shall be acceptable to Purchaser in Purchaser's sole discretion.

     Section 7.9    Shareholder Approval. The Shareholder Approval shall have
                    --------------------
been obtained.

     Section 7.10   Consents Obtained. All consents or approvals of any
                    -----------------
governmental authority or other third party that are necessary in order to effectively and validly consummate the transactions contemplated hereby, including conveyance of the Nonassignable Contracts, shall have been obtained.

                                 ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                 ---------------------------------------------

     The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction and fulfillment at or before the Closing, of each of the following conditions, unless waived by Seller.

     Section 8.1    Accuracy of Representations and Warranties. All
                    ------------------------------------------
representations and warranties of Purchaser made in or pursuant to this Purchase Agreement or any document or instrument delivered to Seller hereunder shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date.

     Section 8.2    Performance. Purchaser shall have performed, observed and
                    -----------
complied in all material respects with all obligations and conditions required by this Agreement to be performed, observed or compiled with by Purchaser at or prior to the Closing.

     Section 8.3    No Litigation. No action, suit or proceeding before any
                    ------------
court or any governmental or regulatory authority in any jurisdiction, and no investigation by any governmental or regulatory authority in any jurisdiction, shall have been commenced, and no action, investigation, suit or preceding shall have been threatened by any governmental or regulatory authority or any other Person, against Purchaser, Seller, or the officers, shareholders or directors of any of them, seeking to restrain or prevent the transactions contemplated hereby.

     Section 8.4    Good Standing Certificate. Purchaser shall have provided to
                    -------------------------
Seller a certificate issued by the Secretary of State of Texas as of a date not more than thirty (30) days before the Closing Date, stating that Purchaser is in good standing in such jurisdiction.

     Section 8.5    Deliveries of Purchaser. The items required to be delivered
                    -----------------------
under Section 6.3 shall have been delivered to Seller.

     Section 8.6    No Material Adverse Change. No material adverse change,
                    --------------------------
insofar as it relates to the business, financial position or results of operation of Purchaser, shall have occurred since the date hereof. Notwithstanding any other provision in this Agreement, for the purposes of this Agreement (i) a decrease in the value or market price of any capital stock of Purchaser, and (ii) the failure of any class or series of Purchaser's capital stock to be listed on any securities exchange or quoted on any automated inter-dealer quotation system, shall not by itself be deemed to be a material adverse change relating to the business, financial position or results of operation of Purchaser.

     Section 8.7    Consents Obtained. All consents or approvals of any
                    -----------------
governmental authority or other third party that are necessary in order to effectively and validly consummate the transactions contemplated hereby shall have been obtained.

                                  ARTICLE IX

                          CERTAIN LIABILITIES OF SELLER
                          -----------------------------

     Section 9.1    Liabilities and Obligations. Seller shall retain and be
                    ---------------------------
responsible for all of liabilities and obligations of Seller related to the Business and the Transferred Assets other than the Assumed Liabilities.

     Section 9.2    Bulk Transfer Laws. Purchaser hereby waives compliance with
                    ------------------
any bulk transfer laws that may be applicable to the transactions contemplated herein and in consideration therefor Seller shall indemnify Purchaser for any liability that results therefrom in accordance with Article X.

                                   ARTICLE X

                    INDEMNIFICATION LIMITATION OF LIABILITY
                    ---------------------------------------

     Section 10.1 Survival of Actions on Representations, Warranties and
                  ------------------------------------------------------
Covenants. Except as provided in Section 5.2(d), representations, warranties and
---------
covenants contained herein shall not be deemed to be waived or otherwise affected at any investigation at any time made by or on behalf of any party hereto, whether before or after the Closing. The representations and warranties made by Seller in Sections 3.5, 3.6, 3.8, 3.9, 3.15, 3.16, 3.20, 3.21, 3.23,
3.24, 3.25, 3.26 and 3.29 shall not survive Closing. All other representations and warranties made by Seller and all representations and warranties made by Purchaser pursuant to this Agreement (and in any agreement, certificate, document or instrument delivered by or on behalf of either such party in connection herewith) shall survive the Closing for a period of 12 months following the Closing Date; provided, however, (a) the representations in Sections 3.3, 3.30 and 3.31 shall survive the Closing and remain effective until the fifth anniversary of the Closing Date, and (b) the representations and warranties in Sections 3.13 and 3.14 shall survive the Closing and remain effective until expiration of applicable statutes of limitations for claims that might be asserted against Purchaser or Sub for matters related thereto. Any claim for indemnification by Purchaser or Seller based on an alleged inaccuracy in any such representation or warranty must be asserted in writing to the other party within the period during which such representation or warranty survives, or the claim shall be deemed waived and released. Unless otherwise contemplated by this Agreement, all covenants made by Seller and Purchaser shall survive the Closing indefinitely.

     Section 10.2   Indemnification by Seller. Subject to the limitations set
                    -------------------------
forth in this Agreement, from and after the Closing Date, Seller shall indemnify and hold harmless Purchaser, its subsidiaries, officers, shareholders and directors, from and against any loss, cost, claim, damage, liability, expense (including, without limitation, court costs and reasonable attorneys' and accountants' fees and reasonable costs of investigation incurred in connection with the defense of a claim) or obligation (hereinafter referred to collectively as "Indemnifiable Damages") which they or any of them may suffer or incur to the extent caused by or arising out of any one or more of the following:

          (a) any material inaccuracy in or breach of any of the Seller's representations and warranties set forth herein (or in any agreement, certificate, document or instrument delivered by or on behalf of Seller in connection herewith) or the failure of Seller to perform in all material respects any of its covenants or agreements set forth herein (or in any agreement, certificate, document or instrument delivered by or on behalf of Seller in connection herewith); provided, that Seller shall be obligated to indemnify Purchaser for any inaccuracy or breach of Seller's representations or warranties set forth in Section 3.7 only to the extent Seller or Sub knew of such inaccuracy or breach at the time such representations or warranties were made;

          (b) liabilities or obligations of Seller related to or arising out of Seller's ownership, use, possession or operation of the Transferred Assets and the conduct of the Business by Seller prior to the Closing Date;

          (c) any claim of infringement of any issued or pending patent, trademark, trademark registration, or application, common law trademark, copyright or copyright registration or application or similar right of any other Person relating to the sale of products of the Business by Seller or Sub prior to Closing, other than such claims which relate to modifications to such products which were made to such products after the Closing;

          (d) liabilities or obligations related to or involving any claim of whatever nature asserted against Purchaser, or against any of the Transferred Assets, by any Person (including but not limited to creditors of Seller or Sub) by virtue of the failure by Seller to comply with any bulk sales law;

          (e) any allegation that any information contained in (i) the Proxy Statement or (ii) any other materials used by Purchaser in connection with the Shareholder Approval which is supplied by Seller expressly for inclusion therein is false or misleading with respect to any material fact contained therein, or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

          (f)  liabilities and obligations of Seller retained by it under
Section 9.1.

     Section 10.3   Indemnification by Purchaser. Subject to the limitations set
                    ----------------------------
forth in this Agreement, from and after the Closing Date, Purchaser shall indemnify and hold harmless Seller, its subsidiaries, officers, shareholders and directors, from and against any Indemnifiable Damages which they or any of them may suffer or incur to the extent caused by or arising out of any one or more of the following:

          (a) any inaccuracy in or breach of Purchaser's representations and warranties set forth herein (or in any agreement, certificate, document or instrument delivered by or on behalf of Purchaser in connection herewith) or Purchaser's failure to perform in all material respects any of its covenants or agreements set forth herein (or in any agreement, certificate, document or instrument delivered by or on behalf of Purchaser in connection herewith), including any failure to pay and perform the Assumed Liabilities when and as due;

          (b) any allegation that any information contained in (i) the Proxy Statement, or (ii) any other materials used by Purchaser in connection with the Shareholder Approval which is not supplied by Seller expressly for inclusion therein is false or misleading with respect to any material fact contained therein, or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

          (c) liabilities or obligations related to or arising out of Purchaser's ownership, use, possession or operation of the Transferred Assets and the Business after the Closing Date, other than such liabilities or obligations for which Purchaser has a right to be indemnified under this Agreement.

     Section 10.4   Limitation. Notwithstanding anything else contained herein
                    ----------
to the contrary, neither Seller (on the one hand) nor Purchaser (on other hand) shall be liable to indemnify the other for any Indemnifiable Damages hereunder in respect of any inaccuracies in or breaches of representations and warranties until the aggregate amount of such Indemnifiable Damages shall exceed $200,000, and then only to the extent of such excess. There shall be no limit on the aggregate amount of Indemnifiable Damages for which Seller shall be liable to indemnify Purchaser as a result of all inaccuracies in or breaches of the representations or warranties set forth in Section 3.13 or 3.14. The maximum aggregate amount of Indemnifiable Damages for which Seller shall be liable to indemnify Purchaser as a result of all inaccuracies in or breaches of the representations or warranties set forth in Section 3.3, 3.30 or 3.31 shall be $25,000,000. The maximum aggregate amount of Indemnifiable Damages for which either Purchaser or Seller shall be liable to indemnify the other as a result of all inaccuracies in or breaches of any of their other respective representations or warranties set forth in, or delivered in connection with, this Agreement (other than those previously described in this Section 10.4) shall be $3,000,000.

     Section 10.5   Settlement of Claims. Any party making a claim for
                    --------------------
indemnification under this Article X shall notify the indemnifying party or parties of the claim in writing, describing the claim, the amount or estimated amount thereof (if determinable), and the basis therefor. The party or parties from whom indemnification is sought shall respond to each such claim within 30 days of receipt of such notice, unless the claim (a) relates to a lawsuit filed by a third party, in which case the indemnifying party or parties shall respond at least ten (10) days prior to the date a responsive pleading is due (but in no event later than 30 days after receipt of such notice from the party seeking indemnification), or (b) requires an immediate response, as in the case of a cease and desist demand by a third party or a notice to show cause, in which case the indemnifying party or parties shall respond in a prompt, timely manner (but in no event later than 30 days after receipt of such notice from the party seeking indemnification). In the event a response to a notice of claim involving a third party claim is not timely made, a party seeking indemnification may respond to such third party claim as it sees fit and seek indemnification thereafter pursuant to the terms hereof. The omission of any party seeking indemnification to notify the indemnifying party or parties of any such claim shall not relieve the indemnifying party from any liability in respect of such claim which it may have to the indemnified party pursuant to this Article X, except, and only to the extent that, such failure shall result in material prejudice to the indemnifying party or parties. If the claim is based on a claim by a third party, the indemnifying party or parties will be entitled to participate in the negotiation or administration thereof and, to the extent that such claim relates to the liability of the indemnifying party or parties, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. Any indemnified party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereto, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party unless (i) the indemnifying party shall have failed to timely assume the defense of such claim, or (ii) the employment of such counsel has been specifically authorized by the indemnifying party in writing, or (iii) the indemnifying party's counsel, in the reasonable opinion of the indemnifying party's counsel, is prohibited under applicable rules of professional responsibility from representing the interests of both parties in such defense. In the case of the events referred to in clauses (i), (ii) or (iii) of the preceding sentence, the fees and expenses of such counsel engaged by the indemnified party shall be the expense of the indemnifying party. If the indemnifying party or parties respond within the time period set forth above by notifying the indemnified party that the indemnifying party or parties will assume the defense of the claim, no indemnification payment shall be due until the matter giving rise to the indemnity claim is resolved; provided, however, that any costs and expenses incurred by the indemnified party prior to the assumption of the defense of such claim shall be paid by the indemnifying party promptly after notifying the indemnified party of the assumption of the defense. If the indemnifying party or parties do not assume the defense of the claim, the indemnified party may assume the defense and (i) receive advancement of costs and expenses incurred by the indemnified party in connection with the defense of such claim, and (ii) seek indemnification from time to time as the amount of the claim for which it is entitled to be indemnified becomes liquidated. Notwithstanding the foregoing, neither party shall pay, settle or compromise any such claim or proceeding without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed; provided, that the indemnifying party or parties may pay, settle or compromise any such claim or proceeding without the consent of the indemnified party to the extent such payment, settlement or compromise requires solely the payment of money and is solely the liability of the indemnifying party or parties and provides a full release and dismissal of the indemnified party from such claim or proceeding. In connection with any claims based on claims by third parties, the party claiming indemnification shall cooperate reasonably in the defense, including making available to the defending party all pertinent information under its control.

                                  ARTICLE XI

                              GENERAL PROVISIONS
                              ------------------

     Section 11.1   Waiver of Conditions to Closing. Anything in this Agreement
                    -------------------------------
to the contrary notwithstanding, if one or more of the conditions specified in
Article VII hereof shall not have been satisfied, Purchaser shall have the right, in addition to any other right which may be available to it, to waive such condition in writing and proceed with the transactions contemplated hereby; and if one or more of the conditions specified in Article VIII hereof shall not have been satisfied, Seller shall have the right, in addition to any other right which may be available to it, to waive such condition in writing and proceed with the transactions contemplated hereby. Any such waiver in writing by either Purchaser or Seller shall constitute a waiver of its rights under the indemnification provisions of
Article X with respect to the item or items specifically identified in such waiver.

     Section 11.2   Termination. (a) This Agreement may be terminated at any
                    -----------
time prior to the Closing: (i) by mutual written consent of Purchaser and Seller, (ii) by Purchaser in accordance with Section 5.2(a) or by either party in accordance with Section 5.12 or Section 11.13; (iii) by either Purchaser or Seller if the Closing shall not have occurred on or prior to the date which is one hundred twenty (120) days after the Financial Statement Delivery Date (or such later date as shall have been consented to by all parties hereto), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants, agreements and conditions hereunder to be performed or observed by such party at or before the Closing; (iv) by either Purchaser or Seller if the Closing shall not have occurred on or prior to December 31, 1996 (the "Final Termination Date"), unless the Financial Statement Delivery Date occurs on a date later than 30 days after the date of this Agreement, in which case the Final Termination Date shall be postponed by a number of days equal to the number of days by which the Financial Statement Delivery Date follows the date which is 30 days after the date hereof, but in no event by more than 31 days (i.e., no later than January 31, 1997); or (v) by Purchaser, on the one hand, or Seller, on the other hand, if the other party hereto fails to perform or observe in any material respect any of its covenants, agreements or conditions set forth herein or if any representation or warranty given or made in this Agreement or pursuant hereto by the other party was untrue in any material respect as of the date given or made, unless the failure to satisfy such condition(s) shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants, agreements and conditions hereunder to be performed or observed by such party at or before the Closing.

          (b) Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 11.2(a)(iii), 11.2(a)(iv) or 11.2(a)(v) and such termination is not due to the failure of Seller to perform or observe in any material respect Seller's covenants, obligations or conditions set forth in this Agreement, is not due to a breach of any Seller's representations or warranties set forth in this Agreement and is not due to the failure by Seller to deliver Financial Statements in a form which the SEC approves to be included in the Proxy Statement, Purchaser shall be obligated to reimburse Seller for its out-of-pocket expenses incurred in connection with the transactions contemplated in this Agreement, up to a maximum aggregate amount of $250,000.

          (c)  If this Agreement is terminated by either party pursuant to
Section 11.2(a)(v) as a result of a breach of any of the party's representations or warranties set forth in this Agreement, the other party shall be obligated to reimburse the terminating party for all reasonable out-of-pocket expenses incurred by the terminating party in connection with the transactions contemplated in this Agreement, but the other party shall not otherwise have any liability as a result of such breach.

          (d) The provisions set forth in Sections 5.11(a), 5.11(c), 5.11(d), 11.2(b), 11.2(c), 11.6, 11.10, 11.11, and 11.12 shall survive termination of this Agreement pursuant to Section 11.2(a). Termination of this Agreement pursuant to Section 11.2(a), shall not relieve any party hereto from any liability for any prior breach of, or a misrepresentation under, any representation, warranty, covenant or other term of this Agreement and shall not be deemed to constitute a waiver of any available remedy for any such breach or misrepresentation.

     Section 11.3   Notices. All notices, requests, demands, and other
                    -------
communications made hereunder shall be in writing and shall be deemed duly given if delivered by hand or sent by registered or certified mail, postage prepaid, return receipt requested, or by reputable overnight courier service, charges prepaid to the respective address set forth below or to such other address as any party may specify by notice to the others in accordance with this Section 11.3, or if telecopied to the recipient at such party's telecopy number set forth below:

     If to Seller, to:             GE Medical Systems
                                   Attention: Vice President-Manager, Finance
                                   P.O. Box 444
                                   Milwaukee, WI 53201

     With a copy to:               General Electric Company
                                   Attention: Senior Counsel for Transactions
                                   3135 Easton Turnpike
                                   Fairfield, CT 06431

     If to Purchaser to:           Positron Corporation
                                   Attention: Chief Financial Officer
                                   16350 Park Ten Place
                                   Houston, Texas 77084

     With a copy to:               Vinson & Elkins L.L.P.
                                   Attention: Michael D. Wortley
                                   3700 Trammell Crow Center
                                   2001 Ross Avenue
                                   Dallas, Texas 75201

Notices shall be effective when received, as evidenced by the acknowledgment of delivery issued with respect thereto by the postal authorities or the signed receipt of the party to whom such notice is addressed or, if sent by telecopy, by the transmission confirmation report.

     Section 11.4   Amendment; Waiver. This Agreement may be amended only by an
                    -----------------
instrument in writing executed by each of the parties hereto. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provisions or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party granting such waiver or consent.

     Section 11.5   Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Agreement may assign or transfer any of its rights or interests under this Agreement to any Person without the prior written consent of each of the other parties to this Agreement, and any purported assignment or transfer without such previous written consent shall be void; provided, however, that at any time prior to
                               --------  -------
Closing, Purchaser may assign all or any portion of its rights or interests but not its obligation under this Agreement to any Affiliate of Purchaser to the extent necessary to allow the transfer from Seller of the Sub Shares or all or any portion of the Transferred Assets, or the grant of the License, to such Affiliate at Closing.

     Section 11.6   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of New York.

     Section 11.7   Invalid Provisions.  If any provision of this Agreement is
                    ------------------
held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provison or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     Section 11.8   Entire Agreement.  This Agreement supersedes and terminates
                    ----------------
all previous written or oral negotiations, understandings, arrangements and agreements between the parties hereto relating to the subject matter hereof.

     Section 11.9   Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 11.10  Remedies.  Except to the extent that liabilities of the
                    --------
parties hereto are limited by the terms of this Agreement or matters are otherwise addressed in this Agreement, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable law (it being understood that the provision of this Agreement set forth the exclusive remedies for a breach of the representations and warranties set forth in Articles III and IV and a breach of the covenants set forth in Section 5.1). No failure on the part of any party to exercise, or delay in exercising, any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. Purchaser and Seller shall be entitled to seek any equitable remedy to the extent such remedy is available under applicable law.

     Section 11.11  Dispute Resolution.
                    ------------------

          (a)  Mediation. If a dispute arises between the parties which cannot
               ---------
be resolved by negotiation, each of Seller and Purchaser agree to designate two representatives to participate in at least four hours of mediation before pursuing any other remedies. The mediation shall be conducted by the New York office of United States Arbitration & Mediation, Inc. or another mutually acceptable service, with the costs of the mediator equally split by the parties. Mediation involves each side of a dispute conferring with an impartial person to attempt to reach a voluntary settlement, with no formal court procedures or rules of evidence and with the mediator having no power to render a binding decision or force an agreement between the parties.

          (b)  Arbitration Proceedings. If the matter has not been resolved
               -----------------------
pursuant to the foregoing procedures within thirty (30) days after the first meeting of the parties' designated representatives (which period may be extended by mutual agreement), the matter shall be referred to arbitration conducted in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. (S)(S) 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules of Arbitration") for Non-Administered Arbitration of Business Disputes, by a single arbitrator selected in accordance with such Rules of Arbitration. The arbitrator to be selected under this Section 11.11 shall, unless the parties mutually agree otherwise, be a person: (i) who meets the qualifications set forth in Rule 7 of the Rules of Arbitration; and (ii) who has past experience in settling complex litigation involving claims relating to matters similar to those set forth in this Agreement. Any discovery that may be permitted will be limited to (i) 60 days, (ii) single depositions of no more than three individuals per side who are directly involved, and (iii) a single, reasonable request for directly relevant documents.

          (c)  Place of Arbitration. Any arbitration proceedings hereunder shall
               --------------------
be conducted in New York, New York or at such other location as the parties may agree.

          (d)  Judgments. Any arbitration award hereunder shall be final and
               ---------
binding upon the parties, and judgment may be entered thereon, upon the application of either party, by any court having jurisdiction.

          (e)  Expenses. Each party shall be entitled to be reimbursed by the
               --------
other party for costs and expenses incurred in connection with commencing any action under this Section 11.11, including reasonable attorneys' fees and arbitrators' fees, if and to the extent determined by the arbitrator or arbitrators arbitrating any such action.

          (f)  Equitable Remedies. Notwithstanding anything else in this Section
               ------------------
11.11 to the contrary, Purchaser and Seller shall be entitled to seek any equitable remedies available under applicable law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any proceeding pursuant to this Section 11.11.

          (g)  Court Proceedings. At any time within 15 days after a final
               -----------------
resolution of a dispute through arbitration as provided above, either party (the "Rejecting Party") may, by notice to the other, reject the decision of the arbitrator. If neither party rejects the arbitral decision within such 15 day period, it shall become valid, binding, enforceable and irrevocable, to the maximum extent allowed by law. If the arbitral decision is rejected, it shall have no force or effect, except as provided below, and either party may commence an action to resolve such dispute in the Commercial Division (or, if recourse to such division is not available for any reason, in the appropriate division) of the New York State court in New York County (the "Court"). The parties submit to the exclusive jurisdiction of the Court for this purpose, agree not to pursue trial of a dispute in any other court, waive any right to trial by jury, and stipulate that discovery shall be limited, to the extent permitted by the Court, to an additional round of discovery as described above in paragraph (b). Evidence obtained in the arbitration proceeding, including the transcript thereof, will be admissible as evidence in the Court, but no evidence that indicates the result of the arbitration shall be admissible in the Court, and no delay occasioned by the arbitration proceedings will be used to the prejudice of any party in Court proceedings. If the ultimate resolution of the dispute in the Court and any appeal therefrom (an "Ultimate Resolution") is not materially more favorable to the Rejecting Party than the arbitral decision, then the Rejecting Party shall, within 3 days from the date of such Ultimate Resolution, reimburse the other party for all of its out-of-pocket costs and attorney's fees for the arbitration, the COurt proceeding and any appeal therefrom. If the Ultimate Resolution is materially more favorable to the Rejecting Party, then each party will bear its own costs and attorney's fees, subject to any allocation by the Court or appellate court, and any allocation of costs (but not the decision on the merits) in the arbitral decision will be given effect. For purposes of this paragraph (g), an Ultimate Resolution which involves solely the grant of damages, costs and/or attorney's fees shall not be deemed materially more favorable to the Rejecting Party unless, as applicable (i) the net aggregate amount of such damages, costs and/or attorney's fees awarded to the Rejecting Party in the Ultimate Resolution exceeds 110% of the net aggregate amount of damages, costs and/or attorney's fees awarded to the Rejecting Party in the arbitral decision, or (ii) the net aggregate amount of such damages, costs and/or attorney's fees assessed against the Rejecting Party in the Ultimate Resolution is less than 85% of the net aggregate amount of damages, costs and/or attorney's fees assessed against the Rejecting Party in the arbitral proceeding.

          (h)  Damages.  No party shall seek, and no arbitrator or Court shall
               -------
be authorized to award, any punitive, exemplary, statutorily enhanced or similar damages in excess of compensatory damages relating to any matter under, arising out of, in connection with or relating to this Agreement in the arbitration or Court proceedings set forth herein or in any other forum. The parties intend that this agreement with regard to dispute resolution be valid, binding, enforceable and irrevocable.

          (i)  Other Transaction Documents.  The provisions of this Section
               ---------------------------
11.11 shall apply to any dispute under any other Transaction Document unless expressly provided to the contrary therein.

     Section 11.12  Expresses.  Unless otherwise expressly set forth in this
                    ---------
Agreement, Purchaser and Seller shall each bear its own respective accounting and legal fees and other costs and expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated in this Agreement.

     Section 11.13  Disclosure Schedules, Transferred Assets. Notwithstanding
                    ----------------------------------------
any other provision set forth in this Agreement, Seller shall at any time prior to the date which is fifteen (15) days after the date of this Agreement have the right to provide to Purchaser a revised version of Appendix I, Appendix II and any of the Schedules to this Agreement described in Article III. In addition, Purchaser shall at any time prior to the date which is fifteen (15) days after the date of this Agreement have the right to provide to Seller a revised version of any of the Schedules to this Agreement described in Article IV. Each party to this Agreement shall have the right, in its sole and absolute discretion, to terminate this Agreement by giving written notice of such termination delivered to the other party within five (5) days after receiving any revised Appendix or Schedule delivered pursuant to this Section 11.13. Any revised version of Appendix I and Appendix II and any revised version of any of the Schedules to this Agreement delivered pursuant to this Section 11.13 shall be deemed to have been delivered on the date of this Agreement; provided, that such delivery shall not limit or affect in any way Purchaser's right to terminate this Agreement pursuant to Section 5.2(a).

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and their corporate seals to be affixed hereto and attested by their duly authorized officers by authority duly given, all as of the date first above written.

                                     GENERAL ELECTRIC COMPANY


                                     By:/s/ Keith S. Shevin
                                        ----------------------------------------
                                        Name:  Keith S. Shevin
                                             -----------------------------------
                                        Title: Vice President Finance
                                              ----------------------------------
ATTEST:                                                       Financial Services
[SIGNATURE ILLEGIBLE]                                         GE Medical Systems
-------------------------------
[ILLEGIBLE] Secretary
------------
[Corporate seal]


                                     POSITRON CORPORATION

                                     By:/s/ Gary B. Wood
                                        ----------------------------------------
                                        Name: Gary B. Wood
                                             -----------------------------------
                                        Title: Chairman
                                              ----------------------------------

ATTEST:

/s/ David Rodrigue
-------------------------------
_________ Secretary

[Corporate seal]